October  9, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attention:  William Underhill

               RE:  Coral Development Corp.
                    File # 333-6410

Dear Mr. Underhill:

               On behalf of the above registrant enclosed please find a copy of Post-Effective Amendment #1, together with copies of Exhibits.

               This Post-Effective Amendment relates to the proposed acquisition by the registrant of OmniComm Systems, Inc. and is being filed in accordance with Rule 419. As the acquisition must be consummated within 18 months of June 5, 1997 (the effective date) and shareholders must be given at least twenty business days to consider the transaction, it would be appreciated if you would please review the material as expeditiously as possible as we are most anxious to have the post-effective amendment declared effective as soon as possible and no later than October 31, 1998.

                                        Very truly yours,



                                        Gerald A. Kaufman

As filed with the Securities and Exchange Commission on October    , 1998
                                        Registration Statement No. 333-6410


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                      Post-Effective Amendment No. 1
                                    to
                                 FORM SB-2

                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933


                          CORAL DEVELOPMENT CORP.
              (Name of small business issuer in its charter)

Delaware                 6770                          11-3349762
(State or other          (Primary Standard
jurisdiction of          Industrial Classification     (I.R.S. Employer
incorporation)           Code Number)                  Identification)

                             Arthur Seidenfeld
                            240 Clarkson Avenue
                         Brooklyn, New York 11226
                               (718)469-3132

         (Name, Address and telephone number of agent for service)

                                COPIES TO:
                             Gerald A. Kaufman
                           33 Walt Whitman Road
                    Huntington Station, New York 11746
                               (516)271-2055
                        (516)271-2488 (Fax Number)

             Approximate date of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.



















Cross-Reference Sheet showing location in the Prospectus of Information required by Items in Part 1 of Form SB-2

Form SB-2 Item Number and Caption                 Prospectus Caption

1.  Front of the Registration Statement
    and outside Front Cover Page of
    Prospectus...............................     Outside Front Cover Page

2.  Inside Front and Outside Back Cover Page      Inside Front and Outside
    of Prospectus............................     Back Cover

3.  Summary Information and Risk Factors.....     Prospectus Summary;
                                                  High Risk Factors

4.  Use of Proceeds..........................     Use of Proceeds

5.  Determination of Offering Price..........     Outside Front Cover Page;
                                                  High Risk Factors
6.  Dilution.................................     Not Applicable

7.  Selling Security Holders.................     Not Applicable

8.  Plan of Distribution.....................     Plan of Offering

9.  Legal Proceedings........................     Litigation

10. Directors, Executive Officers
    Promoters and Control Persons............     Management

11. Security ownership of Certain Beneficial
    Owners and Management....................     Principal Shareholders;
                                                  Certain Transactions
12. Description of the Securities............     Description of Securities

13. Interest of Named Experts and Counsel....     Legal Matters; Experts

14. Statement as to Indemnification..........     Indemnification

15. Organization Within Last Five Years......     Proposed Business

16. Description of Business..................     Prospectus Summary;
                                                  Proposed Business
17. Management's Discussion and Analysis
    Plan of Operation........................     Management's Discussion

18. Description of Property..................     Proposed Business












Form SB-2 Item Number and Caption                 Prospectus Caption

19. Certain Relationships and
    Related Transactions.....................     Certain Transactions

20. Market for Common Equity and Related
    Stockholder Matters Information..........     Description of Securities

21. Executive Compensation...................     Management

22. Financial Statements.....................     Financial Statements

23. Changes in and Disagreements with
    Accountants on Accounting and
    Financial Disclosure.....................     Not Applicable












































                                PROSPECTUS

                          CORAL DEVELOPMENT CORP.

                      550,000 SHARES OF COMMON STOCK

          In June 1997, Coral Development Corp., (the "Company") consummated a "blank check/blind pool" offering of 403,000 shares of Common Stock as a dividend to the shareholders of Modern Technology Corp. ("MTC"), subject to the provisions of Rule 419 ("Rule 419") of Regulation C of the Rules and Regulations of the Securities Act of 1933, as amended. As described more fully herein, the Company has entered into an acquisition agreement. Accordingly this Prospectus is being distributed to those persons who received shares in the initial offering in order to meet the reconfirmation requirements of Rule 419. (See "SEC Regulations Concerning 'Blank Check' Issuers").

          Pursuant to Rule 419 at the conclusion of the initial offering of the dividend all shares were placed in escrow until a prescribed acquisition is consummated subject to reconfirmation by the original recipients of the shares. The Company received no proceeds from the offering. Expenses of the offering were advanced by MTC.

          THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO LOSE THEIR ENTIRE INVESTMENT. (SEE "HIGH RISK FACTORS" AND "DILUTION").

          There is no public market for the Company's securities and there can be no assurance that a trading market will develop in the event the acquisition is consummated. (See "High Risk Factors").

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is      , 1998
          THE COMPANY HAS REGISTERED THE DISTRIBUTION OF THE DIVIDEND SHARES IN THE STATES OF COLORADO AND NEW YORK AND IS RELYING UPON SELF-EXECUTING EXEMPTIONS IN THE STATES OF CONNECTICUT, DELAWARE, DISTRICT OF COLUMBIA, FLORIDA, ILLINOIS, INDIANA, IOWA, KENTUCKY, MARYLAND, MASSACHUSETTS, MICHIGAN, MISSOURI, NEBRASKA, NEW JERSEY, OHIO, PENNSYLVANIA, TEXAS, VIRGINIA, WASHINGTON AND WYOMING ("INITIAL DISTRIBUTION STATES"). IN ADDITION, THE COMPANY WILL MAKE AN EFFORT TO REGISTER OR OBTAIN AN EXEMPTION FROM REGISTRATION FOR THE DISTRIBUTION TO MTC SHAREHOLDERS RESIDING IN THE STATE OF CALIFORNIA, THE ONE REMAINING STATE IN WHICH MTC SHAREHOLDERS RESIDE. SHARES WHICH ARE NOT TRANSFERABLE TO MTC SHAREHOLDERS IN THE STATE OF CALIFORNIA BECAUSE OF RESTRICTIONS APPLICABLE UNDER THE BLUE SKY LAWS OF SUCH STATE WILL BE HELD IN A SEPARATE LOCK-UP ESCROW ACCOUNT PURSUANT TO THE TERMS OF A BLUE SKY LOCK-UP ESCROW AGREEMENT (SEE "RISK FACTORS'). IN ORDER TO RECEIVE SHARES IN THE DISTRIBUTION, STOCKHOLDERS MUST BE RESIDENTS OF THE INITIAL DISTRIBUTION STATES. PERSONS WHO ARE NOT RESIDENTS OF THE INITIAL DISTRIBUTION STATES WILL NOT RECEIVE SHARES UNTIL DISTRIBUTION TO SUCH PERSONS CAN BE MADE IN COMPLIANCE WITH STATE BLUE SKY LAWS APPLICABLE TO SUCH PERSONS (SEE "RISK FACTORS - LIMITED STATE REGISTRATION; RESTRICTED RESALES OF THE SECURITIES" AND SHARES SUBJECT TO BLUE SKY LOCK-UP ESCROW AGREEMENT'). AS INDICATED ABOVE, THE COMPANY'S OFFERING IS SUBJECT TO THE PROVISIONS OF RULE 419. PURCHASERS OF SHARES IN ANY SECONDARY TRADING MARKET WHICH MAY DEVELOP AFTER A BUSINESS COMBINATION HAS BEEN CONSUMMATED AND THE SHARES RELEASED FROM ESCROW, MUST BE RESIDENTS OF THE INITIAL DISTRIBUTION STATES. THE COMPANY WILL SEEK TO OBTAIN QUALIFICATION FOR RESALES OF THE SHARES IN AS MANY JURISDICTIONS AS POSSIBLE, OR TO QUALIFY THE SHARES FOR EXEMPTIONS WHICH WILL PERMIT THEIR RESALE, AND TO ADVISE SHAREHOLDERS OF RESALE LIMITATIONS IN THE POST-EFFECTIVE AMENDMENT THAT DESCRIBES A TARGET BUSINESS AND PROPOSED BUSINESS COMBINATION.

          UNTIL 90 DAYS AFTER RELEASE OF SECURITIES FROM THE RULE 419 ESCROW ACCOUNT ALL DEALERS WHO EFFECT TRANSACTIONS IN CORAL DEVELOPMENT CORP. COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

AVAILABLE INFORMATION

          The Company files reports and other information with the Securities and Exchange Commission (the "Commission"). However, following completion of this Offering, the Company intends to furnish its stockholders with annual reports containing audited financial statements examined and reported upon by its independent public accounting firm and such interim reports, in each case as it may determine to furnish or as may be required by law. After the effective date of this Offering, the Company will continue to be subject to the report requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act') and in accordance therewith will file periodic reports and other information with the Commission.

          Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of the Commission's regional offices located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site on the Internet (http://www.sec.gov) that contains reports and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). The Company presently does file through EDGAR and will be required to do so in the future. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement.

          This Prospectus contains information concerning the Company as of October, 1998. The delivery of this Prospectus at any time does not constitute a representation that the information contained herein is correct as of any other date, and the delivery of this Prospectus shall not imply that there has been no change in the business or affairs of the Company since that date. No dealer, salesman or other person has been authorized to furnish information or to make any representations other than as set forth in this Prospectus. If furnished or made, such information or representation must not be relied upon as having been authorized by MTC or the Company.

                            PROSPECTUS SUMMARY

          THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY AND SHOULD BE READ IN CONJUNCTION WITH THE DETAILED INFORMATION AND FINANCIAL STATEMENTS INCLUDING THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

The Company

          Coral Development Corp. (the "Company") was incorporated under the laws of the State of Delaware on November 19, 1996. The Company had no predecessors and had no history prior to its date of organization. Since the date of its incorporation the Company has conducted no business activity other than organizational activities including, in June, 1997, the distribution of 403,000 shares subject to Rule 419. The Company's present address is 240 Clarkson Avenue, Brooklyn, New York 11226, telephone (718) 469-3132.

          The initial distribution of the Shares by the Company was a "blank check/blind pool" offering subject to Rule 419. The proposed business of the Company was to provide a mechanism to take advantage of business opportunities which management believes arise from time to time. On July 22, 1998 the Company entered into an agreement with OmniComm Systems, Inc. ("OmniComm") whereby the Company and OmniComm would merge and OmniComm shareholders would receive 940,000 shares of the Common Stock of the Company plus an additional 2,687,000 shares that may issue if options are exercised that will vest if certain revenue levels are met. Consummation of the acquisition is subject to the provisions of Rule 419, particularly the reconfirmation of the offering by a sufficient number of the original recipients of the shares. (See "Business -- Acquisition"). Confirmation will also indicate a shareholder's consent to amend the Certificate of Incorporation to change the state of incorporation to Florida and to change the name of the Company to OmniComm Systems, Inc.

          OmniComm is a systems integrator. OmniComm is a provider of services and products designed to build, manage and enhance computer networks for large enterprises. Upon consummation it is expected that the Company will change its name to OmniComm Systems, Inc. and move its office to 3250 Mary Street, Suite 307, Coconut Grove, Florida 33130, telephone number
(305)448-4700.

SEC Regulations concerning "Blank Check" Issuers

          The Securities and Exchange Commission, has adopted rules (Rule 419 of Regulation C of the Rules and Regulations of the Securities Act of 1933, as amended) relating to "blank check" issuers (a development stage company that has no specific business plan or has indicated that its plan is to engage in a merger or acquisition with an unidentified company). These rules provide that there be deposited promptly into an escrow or special account all offering proceeds received less underwriting commissions and expenses and all securities issued. The monies (less 10% which may be withdrawn for expenses) must remain in escrow until the earlier of (i) an acquisition ("Business Combination") meeting certain criteria having occurred and the offering is reconfirmed or (ii) 18 months from the date hereof. During such escrow period no trading in a company's securities may take place. This has applied to the Company and its initial offering, except that there were no offering proceeds.

Investors' Rights To Reconfirm Investment Under Rule 419

          Deposit of Offering Proceeds and Securities

          Rule 419 required that the net offering proceeds, after deduction for underwriting compensation and offering expenses, and all securities to be issued be deposited into an escrow or trust account (the "DEPOSITED FUNDS" and "DEPOSITED SECURITIES", respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the DEPOSITED FUNDS and DEPOSITED SECURITIES will be released to the Company and to investors, respectively, only after the Company has met the following three conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed terms and conditions (such as the agreement with OmniComm). Second, the Company must successfully complete a reconfirmation offering, which includes certain prescribed terms and conditions (which is the purpose of this Prospectus). Third, the actual acquisition(s) meeting the prescribed criteria must be consummated (see "Prescribed Acquisition Criteria" and "Reconfirmation Offering").

          Accordingly, the Company entered into an escrow agreement with the Jersey Transfer and Trust Company (the "Escrow Agent") which provided that:

          (1) No proceeds were to be received so NO PROVISIONS OF DEPOSITED FUNDS WERE MADE.

          (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights were deposited directly into the escrow account promptly upon issuance. The identity of the investors were included either on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names. The securities held in the escrow account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (relating to property settlement between spouses) as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

          (3) Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with the terms provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion, are to be promptly deposited into the escrow account.

          Prescribed Acquisition Criteria

          Rule 419 requires that before the DEPOSITED FUNDS and the DEPOSITED SECURITIES can be released the Company must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets that will constitute a business and for which the fair value of the business or net assets represents at least 80% of the maximum offering proceeds (in this case $30,300, the amount paid by MTC for the Shares). For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $24,240. Since the Company has entered into an acquisition agreement meeting the above criteria, the Company must not successfully complete the mandated reconfirmation offering and consummate the acquisition(s). OmniComm, which is being acquired, has been valued at $160,125. This is supported by the financial statements of OmniComm. OmniComm has net assets, as of June 30, 1998, of $160,125.

          Reconfirmation Offering

          Upon execution of the acquisition agreement, meeting the prescribed acquisition criteria discussed above, Rule 419 requires that the Company conduct a reconfirmation offering. According to Rule 419(e), the terms of the reconfirmation offering must include the substantive condition that the acquisition(s) will be consummated only if the number of investors representing 80% of the shareholders reconfirm their investment. To comply with this provision, the agreement for the acquisition includes as a condition precedent to the consummation of the acquisition(s) that the number of investors representing 80% of the shareholders elect to reconfirm their investment. This Prospectus, together with the Reconfirmation Request should meet this condition. Accordingly an investor must affirmatively indicate his/her approval of the acquisition on the Reconfirmation Request with this Prospectus. Pursuant to the Rule each purchaser is given at least 20 business days and no more than 45 business days from date of this Prospectus, which must be sent by first class mail within five business days of date of this Prospectus, to notify the Company in writing (through the Reconfirmation Request) of their election to remain an investor. The last business date for
the investors to notify the Company of their decision is            , 1998.
If an investor does not reply by that date, it will be deemed that the investor has indicated a negative response and he/she will not receive any shares of Coral.

Offer Results

          In June, 1997, the Company completed a distribution to the public of 403,000 shares. The offering involved no proceeds and the shares were placed in the Rule 419 escrow account. During the period through the date hereof the Company has expended approximately $35,600 primarily for general administrative expenses, including legal and accounting, and expenses of investigation and evaluation. These expenses were advanced by MTC.

          Within five business days from date of this Prospectus all shareholders of the Company who received shares on the initial offer will be mailed a copy of this Prospectus and Reconfirmation Request and asked to approve or disapprove of the transaction. This Prospectus contains information concerning the acquisition agreement, the proposed business of OmniComm, the proposed new management and other information which the Company believes necessary to make a decision. An indication of approval of the transaction will be considered to be a consent to amend the Certificate of incorporation to change the state of incorporation and the name of the Company.

          The consummation of the acquisition of OmniComm will take place only if investors owning shares representing at least 80% of the outstanding shares, indicate their approval. Any purchaser who indicates disapproval or who does not confirm the investment will not receive the dividend shares. If 80% do not approve, the acquisition will not be consummated and the dividend shares will be returned to MTC and shareholders will not receive anything.

          If the acquisition is consummated, the Company will initially issue 940,000 shares (subject to an additional 2,687,000 in the event certain earnings levels are met over certain time periods) which will initially represent 70% of the outstanding shares assuming none of the shareholders indicate disapproval. A new board of directors will be appointed (see "Management").

                             HIGH RISK FACTORS

          PURCHASE OF THE SHARES OFFERED HEREBY INVOLVES EXTREME RISKS AND THE POSSIBILITY OF A LOSS OF A PURCHASER'S ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CONSIDER, IN ADDITION TO ALL MATERIAL SET FORTH HEREIN, THE FOLLOWING SPECIFIC RISKS:

No Operating History; No Assurance of Success or Profitability

          The Company through OmniComm was recently organized and faces all of the risks inherent in a new business and those risks specifically inherent in the investigation and acquisition of or involvement in a new business opportunity. The continued investment in the securities offered hereby must be regarded as the placing of funds at a high risk in a new or "start-up venture with all of the unforeseen costs, expenses, problems and difficulties to which such ventures are subject. There can be no assurance that the Company will be able to generate sufficient revenues or profits therefrom or have the financial ability to support the new business opportunity. (See "PROPOSED BUSINESS"). OmniComm was organized in March of 1997. Its operations are subject to the risks inherent in the establishment of a new business enterprise, including the absence of operating history. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the formation of a new business and the competitive environment in which the Company will operate.

Control by Present Stockholders

          Following the issuance of the Shares offered hereby, the stockholders of OmniComm will own approximately 70% of the Company's outstanding shares (90% if certain earnings levels are met) and will be in a position to elect all the directors and control of the Company. There is no cumulative voting.

Dependence on and Need to Recruit and Retain Key Management and Technical Personnel

          The Company's success depends to a significant extent on its ability to attract and retain key personnel. In particular, the Company is dependent on its senior management team and, in particular, Randall Smith and Clifton Middleton. Competition for such technical personnel is intense and no assurance can be given that the Company will be able to recruit and retain such personnel. The failure to recruit and retain management and technical personnel could have a material adverse effect on the Company's growth, revenues and results of operations.

Possible Need for Additional Financing

          The funds presently available to the Company may not be adequate for it to carry out its plans. Even if the Company does have sufficient funds, it is likely that it will not have sufficient capital to exploit fully such opportunity. Therefore, the ultimate success of the Company will depend upon its ability to raise additional capital. Although Management of the Company is continuously seeking additional capital it has not investigated in depth the current availability, source or terms of acquiring additional capital and will not do so until it has determined a need for such financing. If additional capital is needed, there is no assurance that required funds will be available from any source or, if available, that it can be obtained on terms acceptable to the Company. If not available, it will be necessary for the Company to limit its operations to those that can be financed with its limited capital. (See "PROPOSED BUSINESS").

Competition

          The markets in which the Company operates are characterized by intense competition from several types of technical service providers, including mainframe and mid-range computer manufacturers and outsourcers entering the PC services marketplace. These include Digital Equipment Corporation Multi-Vendor Services, Electronic Data Systems Corporation, Hewlett-Packard Company Multi-Vendor Services, Vanstar, and IBM Global Services.

          The market for e-commerce services and applications includes a large number of competitors and is subject to rapid change. Primary competitors include participants from a variety of market segments, including systems consulting and implementation firms, application software firms, service groups of computer equipment companies, systems integration companies, general management consulting firms and programming companies. Most of the competitors have significantly greater financial, technical and marketing resources and name recognition than the Company. In addition, the Company competes with its clients' internal resources, particularly where these resources represent a fixed cost to the client. Such competition will impose additional financial and pricing pressures on the Company.

          The Company expects to face further competition from new market entrants and possible alliances between competitors in the future. Certain of the Company's current and potential competitors may have greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sales of their services than the Company.

Significant Fluctuations in Revenues and Operating Results

          The Company's revenues and operating results have varied significantly since inception and are likely to continue to do so in the future. Revenues and operating results may fluctuate as a result of the demand for the Company's products and services, the introduction of new hardware and software technologies offering improved features, the introduction of new services by the Company and its competitors, changes in the level of operating expenses, the timing of major service projects, inventory adjustments, competitive conditions and economic conditions generally. In particular, the Company's operating results are highly sensitive to changes in the mix of the Company's product and service revenues, product margins and interest rates. Further, the purchase of the Company's products and services generally involves a significant commitment of capital, with the attendant delays frequently associated with large capital expenditures and authorization procedures within an organization.

For these and other reasons, the Company's operating results are subject to a number of significant risks over which the Company has little or no control, including customers' technology life cycle needs, budgetary constrains and internal authorization reviews. In addition, the general availability of certain products, particularly state of the art computing and data communications products, is occasionally restricted. Accordingly, the Company believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. In addition, the results of any quarterly period are not necessarily indicative of results to be expected for a full fiscal year.

Management of Expanding Operations and Increased Service Focus

          The Company's anticipated growth resulting from expanding operations and acquisitions will place significant demands on the Company's management, operational and technical resources. Such growth is expected to challenge the Company's sales, marketing, technical and support personnel and senior management. The Company's future performance will depend in part on its ability to manage expanding domestic and international operations and to adapt its operational systems to respond to changes in its business. In particular, the Company's success will depend on its ability to attract, retain and train adequate numbers of technical field personnel and effectively integrate any acquired business operations. The failure of the Company to manage its growth and increase service focus effectively or to train its technical field personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

Risks Associated with Rapid Technological Change

          The markets for the Company's product and service offerings are characterized by rapidly changing technology and frequent new product and service offerings. The introduction of new technologies can render existing products and services obsolete or unmarketable. The Company's continued success will depend on its ability to enhance existing products and services and to develop and introduce, on a timely and cost-effective basis, new products and services that keep pace with technological developments and address increasingly sophisticated customer requirements. There can be no assurance that the Company will be successful in identifying, sourcing, developing and marketing product and service enhancements or new products and services that respond to technological change, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of product and service enhancements or new products and services, or that its product and service enhancements and new products and services will adequately meet the requirements of the marketplace and achieve marketing acceptance. The Company's business, financial condition and results of operations could be materially adversely affected if the Company were to incur delays in sourcing and developing product and service enhancements or new products and services or if such product and service enhancements or new products and services did not gain market acceptance. In addition, the Company has developed proprietary automated systems to enhance the delivery of its services. No assurance can be given that the Company's automated systems will function as anticipated, will result in lower costs to the Company or its customers or will not be rendered obsolete as a result of technological change.

Dependence on Key Vendors and Product Supply

          A significant portion of the Company's operating revenue is derived from sales of PC network hardware, peripherals and software, including products of various major vendors. The Company's agreements with those vendors from which it purchases products directly generally contain provisions for periodic renewals and for termination by the vendor without cause, generally upon relatively short notice. The loss of a major vendor, the deterioration of the Company's relationship with a major vendor or the failure of the Company to establish good relationships with major new vendors as they develop could have a material adverse effect on the Company's business.

          The personal computer industry experiences significant product supply shortages and customer order backlogs from time to time due to the inability of certain manufacturers to supply certain products on a timely basis. In addition, certain vendors have initiated new channels of distribution that increase competition for the available product supply. The Company has experienced product supply shortages in the past and expects to experience such shortages from time to time in the future. Failure to obtain adequate product supplies or fulfill customer orders on a timely basis could have a material adverse effect on the Company's business, financial condition and results of operations.

Concentration of Revenues

          Since inception, the Company has derived approximately 75% of its revenues from one of its customers. To the extent that the Company is successful in expanding its relationship with new and existing customers among large enterprises such as the Fortune 1000, its revenues may become less concentrated. While the Company seeks to build long-term customer relationships, revenues from any particular customer can fluctuate from period due to such customer's purchasing patterns. Any termination or significant disruption of the Company's relationships with any of its principal customers could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, deterioration in the financial condition of any of its principal customers could expose the Company to the possibility of large accounts receivable write-offs, which could materially adversely affect the Company's financial condition and results of operations.

Acquisitions

          As part of its growth strategy, the Company intends to pursue the acquisition of companies that sell products and services that either complement or expand its existing business. As a result, the Company continually evaluates potential acquisition opportunities, some of which may be material in size and scope. The Company has recently consummated a number of such acquisitions. Acquisitions, including those recently consummated, involve a number of special risks, including the diversion of management's attention to the assimilation of the operations and personnel of the acquired companies, the incorporation of acquired products and services into the Company's offerings, adverse short-term effects on the Company's operating results, the amortization of acquired intangible assets, the loss of key employees and the difficulty of presenting a unified corporate image. There can be no assurance that the Company's acquisitions can be integrated into the Company's operations successfully.

          The Company intends to actively pursue existing and future acquisition opportunities. No assurance can be given that the Company will have adequate resources to consummate any acquisition, that any acquisition by the Company will or will not occur, that if any acquisition does occur it will not materially adversely affect the Company or that any such acquisition will be successful in enhancing the Company's business. The Company's ability to consummate acquisitions will be limited by the availability of attractive candidates at appropriate terms, the Company's capital resources and prevailing economic and market conditions.

Proprietary Technology; Limited Copyrights

          Although OmniComm anticipates that its activities may result in a number of copyright applications and copyrights, it presently has limited copyright protection such rights as only may exist under principles of common law and no assurance can be given that any such additional copyrights will issue or, if issued, will provide significant commercial protection.
OmniComm does not have copyright protection under federal copyright statutes. The extent to which OmniComm may be required to seek licenses under such copyrights or other proprietary rights, and the cost or availability of such licenses cannot now be predicted. In addition, OmniComm intends to rely to a significant extent on proprietary know-how. There can be no assurance that others will not independently develop superior know-how to obtain access to know-how used by OmniComm which OmniComm now considers proprietary.

No Trading

          There is no present trading market for the shares of Common Stock offered hereby and there can be no assurance that a market will develop at the conclusion of this Offering. Under SEC Rule 15g-8 of the Securities Exchange Act of 1934 trading was prohibited in any security that was held and deposited in an escrow account pursuant to Rule 419 (and to date there has been no trading). Although, the Company plans to seek a "bulletin board" listing once Rule 419 has been satisfied, even if a market should develop there can be no assurance that it will be sustained. Hence there can be no assurance that investors will be able to resell the Shares should they desire to do so.

Broker-Dealer Sales of Common Stock; Penny Stock Rules

          As the Company's securities are not listed on NASDAQ (and the Company initially will not qualify for NASDAQ) or certain other national securities exchanges and the offering price was below $5.00, it is most likely that resale of such securities will also be below $5.00 and subject to the requirements of the penny stock rules absent the availability of another exemption. The SEC has adopted rules (Rules 15g-2 through 15g-6 of the Securities Exchange Act of 1934) that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided by the exchange or system). The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, to make a special written determination that the penny stock is suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As the Company's securities will be subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities. As the Company's securities will be subject to the existing or proposed regulations on penny stocks, the market liquidity for the Company's securities could be severely and adversely affected by limiting the ability of broker/dealers to sell the Company's securities and the ability of purchasers in this offering to sell their securities in the secondary market.

Regulations

          The Company has registered the Distribution of Dividend Shares in the States of Colorado and New York and is relying upon a self executing exemption for the Distribution in the States of Connecticut, Delaware, District of Columbia, Florida, Illinois, Indiana, Iowa, Kentucky, Maryland, Massachusetts, Michigan, Missouri, Nebraska, New Jersey, Ohio, Pennsylvania, Texas, Virginia, Washington and Wyoming. In addition, the Company will make an effort to register or obtain an exemption from registration of the Distribution in the State of California, the one remaining State in which MTC stockholders reside.

          Several states currently will permit secondary market sales of these securities, upon release from escrow, (i) if certain financial and other information with respect to the Company is published in a recognized securities manual, (ii) after a certain period has elapsed from the date of this Prospectus, or (iii) pursuant to exemptions applicable to certain institutional investors. However, the Company does not expect to be able to be listed in any recognized securities manual until after the consummation of the OmniComm acquisition, if at all. The Company will seek to obtain qualification for resales of the Shares in as many jurisdictions as possible, or to qualify the Shares for exemptions which will permit their resale, and to advise stockholders of resale limitations.

Shares Subject to Blue Sky Lock-Up Escrow Agreement

          Shares which are not distributable to MTC stockholders in California because of restrictions applicable under the blue sky laws of such State will be held by MTC in a separate escrow account maintained by the Escrow Agent pursuant to the terms and conditions of a Blue Sky Lock-Up Agreement between MTC, the Company and the Escrow Agent ("Lock-Up Agreement"). A total of five stockholders (1.34%) in California, entitled to receive an aggregate of 504 (0.1%) Shares, will not be permitted to receive them because of such restrictions. Pursuant to terms of the Lock-Up Agreement, MTC will hold the Shares and the Company will undertake reasonable efforts to register, or obtain an exemption from registration, for Distribution to such MTC stockholders. MTC stockholders whose Shares are held in escrow pursuant to the Lock-Up Agreement will be entitled to no fewer than 20 and no more than 45 business days from the Effective Date of the Post-Effective to notify the Company in writing that such stockholders elect to receive their Shares once the Shares become distributable in California. If the Company does not receive written notification from a stockholder within 45 business days, the stockholder's right to receive such Shares shall terminate and the Shares will be returned to MTC.

          In the event a Business Combination has occurred, but, at such time, the shares are still subject to the Lock-Up Agreement, then (i) the Company shall continue reasonable efforts to obtain a registration or exemption from registration for the Distribution of such shares until registration or an exemption is available; and (ii) the Escrow Agent shall hold the Shares in the lock-up escrow account until the Company has obtained such registration or exemption.

          MTC stockholders located within California will be notified by letter of this Distribution and the commitments of MTC and the Company contained in the Lock-Up Agreement. In addition, the Company will continue to keep stockholders apprised of any changes with respect to the Distribution of Shares in California, and will distribute the Post-Effective Amendment to the stockholders and provide them with the opportunity to elect to receive their Shares once they are distributable.

          Upon written notification from MTC and the Company that the requirements of Rule 419 have been satisfied and registration or an exemption has been obtained for the Distribution of the Shares held in the lock-up escrow account to stockholders in California, the Escrow Agent shall prepare and replace such Shares held by MTC with the Company Shares recorded in the stockholders' names.

Arbitrary Determination of Offering Price

          There was no offering price and any trading price may bear no relationship whatsoever to the assets, book value, earnings or net worth of the Company and should not be considered to be an indication of the actual value of the Company.

Possible Rule 144 Sales

          The 940,000 shares to be issued to OmniComm are "restricted securities" and in the future, may be sold in compliance with Rule 144 adopted under the Securities Act of 1933. Rule 144 provides, in essence, that a person, holding "restricted" securities for a period of two years, may thereafter sell, in brokerage transactions, an amount not exceeding 1% of the Company's outstanding common stock, during any three-month period. Persons who are not affiliated with the Company and who have held their restricted securities for at least three years are not subject to the 1% volume transaction limitation but must sell in a brokerage transaction. Sales of the Company's common stock by present shareholders under Rule 144, may have a depressive effect on the price of the Company's common stock in any market which may develop.

                              USE OF PROCEEDS

          There are no proceeds to be received by the Company.


                              CAPITALIZATION


          The following table sets forth the capitalization of the Company on June 30, 1998 and as adjusted to reflect the issuance of 940,000 shares to shareholders of OmniComm.

                              Authorized (1)      Actual    Adjusted (2)(3)
Common Stock                  20,000,000          403,000   1,343,000
$.001 par value                                       403       1,593
Additional Paid in Capital                         29,897      29,897
Retained Earnings (deficit)                        (9,395)    150,480
Total Stockholders' Equity                        $20,905   $ 181,970

(1) Assumes the acquisition of OmniComm and the approval of the increase in authorized shares from 2,500,000 to 20,000,000 as well as the two-for-one share split.

(2)  Assumes the issuance of 940,000 shares to the shareholders of OmniComm.

(3) Does not include 2,687,000 shares reserved for employee stock options to be issued if certain earnings levels are achieved.

                              DIVIDEND POLICY


          The Company has never paid cash dividends on its Common Stock. For the foreseeable future, the Company anticipates that it will retain its earnings, if any, for use in financing future growth, and does not presently anticipate paying cash dividends to holders of Common Stock.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company

          The proposed business of the Company is to provide a mechanism to take advantage of business opportunities. Through inception November 19, 1996 to June 30, 1998, the Company conducted no business other than organizational activities.

          On June 5, 1997, a registration statement relating to a dividend distribution of 403,000 shares of the Company's Common Stock was declared effective. The offering was made pursuant to Rule 419. The Company realized no net proceeds.

          On July 22, 1998, the Company signed an agreement with OmniComm and all its shareholders the terms of which are described elsewhere in this Prospectus.

OMNICOMM

Results of Operations

     From the date of inception (March 4, 1997) to December 31, 1997

          From the date of inception (March 4, 1997) through December 31, 1997, the Company was a subchapter S Corporation. During this period, the Company had a gross profit of $61,125 on revenues of $210,373 and net income of $7,320. A significant portion, approximately eighty percent (80%), of the revenue generated during this period was from a single client, Commercial Services International, Inc. The source of the revenue was primarily from hardware procurement.

     For the six month period ending June 30, 1998

          From January 1, 1998 through June 30, 1998 the Company had a gross profit of $314,932 on revenues of $768,004 and a net income of $171,082.

          A significant portion, approximately seventy percent (70%), of the revenue generated during this period was from a single client, Commercial Services International, Inc. The source of the revenue was primarily from hardware procurement. The Company revoked its subchapter S status effective January 1, 1998.

     Comparison between the period ending December 31, 1997 and the six month period ending June 30, 1998

          The significant increase in revenue is attributed to the Company expanding its operations. During the six month period ending June 30, 1998 the Company hired two additional full time employees and relocated its operations to 3250 Mary Street, Suite 307, Miami, Florida 33133. There was an attendant increase in expense during this period as the Company expanded its operations. General and administrative expenses increased from $47,157 during the period ending December 31, 1997 to $140,502 for the six months ending June 30, 1998.

     Acquisition of Education Navigator, Inc.

          On June 26, 1998 the Company, through its wholly owned subsidiary OmniCommerce Systems, Inc., acquired all of the issued and outstanding shares of Education Navigator, Inc. a Florida corporation (EdNav). Each share of EdNav voting common stock issued and outstanding at the time of closing was converted into and exchanged for four hundred forty-one and 2/100 (441.2) shares of voting common stock of Company, and the Company paid additional monetary consideration of six hundred dollars ($600) per share for each share of EdNav voting common stock (six hundred thousand dollars ($600,000) in the aggregate of all of the Ednav shares).

          The payment to the shareholders of EdNav of $600,000 was structured as follows: (a) seventy five thousand dollars ($75,000) was paid on the closing (less a credit for the $5,000 deposit previously paid by Company to the EdNav shareholders); (b) six hundred forty-five thousand dollars ($645,000) was paid at closing by the deliver of a promissory note issued by the Company which providing for payments of principal as follows: within sixty (60) days of closing: $75,000; on or before December 31, 1998:
$95,000; on the first anniversary date of the closing: $237,500; on the second anniversary date of the closing: $237,500. In addition, the shareholders of EdNav were issued 441,200 shares of Common Stock of the Company.

          From January 1, 1998 through June 26, 1998 EdNav had a gross profit of $60,827 on revenues of $76,541 and net income of $21,242.

     Other Matters

          In order to flatten its cash flow requirements the Company entered into a factoring agreement with Bankest Capital Corporation on March 3, 1998. The fees and charges for the factoring arrangement are customary and reasonable. The Company does not factor all invoices, but selectively factors invoices as the need arises.

                             PROPOSED BUSINESS


Business

          The Company was incorporated under the laws of Delaware on November 19, 1996. The Company completed a "blind pool/blank check" offer pursuant to Rule 419 by having MTC distribute its shares as a dividend to MTC shareholders. On July 27, 1998 it signed an agreement with OmniComm whereby the Company and OmniComm would merger and the Company would issue 940,000 shares to the Shareholders of Omni in exchange for all their shares (which are all the outstanding shares of Omni).

          Company shareholders are urged to read this Prospectus carefully. Then they should indicate on the Reconfirmation Request accompanying the Prospectus whether or not they wish to reconfirm. To reconfirm your request must reach the Company on or before December 5, 1998. A lack of response will be counted as a negative response. To consummate the transaction those shareholders representing 80% of the 403,000 outstanding shares must reconfirm. If less than 80% approve, shareholders will not receive any shares. If 80% approve, those shareholders not approving will not receive any shares.

Business Overview

          Omnicomm is an information and technology integration company located in Coconut Grove, Florida. The Company provides customized, integrated solutions for its customers' networking needs by combining a comprehensive offering of dynamic web and data base applications with its expertise in designing and configuring networks.

          From date of inception (March 4, 1997) to July 26, 1998, OmniComm Systems, Inc. (formerly known as The Premisys Group, Inc.) was a systems integrator: a provider of services and products designed to build, manage and enhance computer network infrastructures, local and wide area, for businesses.

          On July 26, 1998, the Company, through its wholly owned subsidiary OmniCommerce Systems, Inc. acquired all of the issued and outstanding shares of Education Navigator, Inc. a Florida corporation. OmniCommerce provides the technical and business know how to integrate existing legacy hardware networks and data into applications for e-commerce, extranets, intranets, virtual private networks (VPNs), and private networks.

Industry Overview

          It is axiomatic that the computer has revolutionized how business is conducted. The use of information has grown exponentially with the expanded use of the computer in business. Accordingly, client/server computing has grown dramatically for businesses in recent years as personal computer ("PC"), software, and network technologies have improved and end users have demanded more and easier access to data and applications.

          In conjunction with the dramatic growth of client/server computing, the Internet has made the transmittal and attendant use of information including electronic commerce, both business to business and business to consumer, affordable to even the smallest enterprises. consequently, the demand for applications to be used within this environment is increasing proportionately. In a recent study completed by the United States Department of Commerce titled "The Emerging Digital Economy" it states that "although still in an embryonic state analysts predict businesses will trade as much as $300 billion annually over the Internet in the next five years". Forrester Research, for example, estimated business to business transactions would grow from $7.8 billion in 1997 to $326 billion in 2002.

          The Company believes many corporations are eager to implement the most advanced technologies in an effort to increase productivity and profitability. However, today's chief information officers are faced with limited resources and the challenge of designing new networks, integrating the latest technologies, migrating to new systems and training new end users. They are seeking assistance in transforming and re-engineering their businesses to take advantage of new technologies. They also recognize these new technologies require infrastructures that need to be developed and managed differently from traditional network systems.

OMNICOMM SYSTEMS, INC.

          OmniComm brings together the two vital components that allow an organization to exchange and use information either to gain a competitive advantage or, quite simply, to make more money: systems integration and electronic commerce (e-commerce) applications.

          OmniComm provides the necessary network structure for an organization to exchange information both internally within the organization and with clients, vendors, or others who are not part of the organization. OmniComm network deployment services include product procurement, configuration, distribution, installation, cabling and connectivity. The Company sources personal computers, mid-range and mainframe computers, and servers, network products, computer peripherals and software to equip the network environment.

          Through its wholly owned subsidiary OmniCommerce, OmniComm provides the technical and business know how to integrate existing legacy hardware networks and data into applications for e-commerce, extranets, intranets, virtual private networks (VPNs), and private networks. OmniComm can establish a seamless and secure connection between the organization and the Internet allowing an organization to conduct its business with clients, vendors, and other business partners over the Internet. Not simply creating a brochure for an organization, but creating a full fledged business conducted over and on the network, principally the Internet, with the capabilities to purchase, order, market and sell. OmniComm becomes the business service provider for the organization. It provides the back end - data base applications and hardware (servers, hosting, and the network) - and the front end - the dynamic web page - of the business.

APPLICATIONS

     TrialMaster TM..

          TrialMaster is a full-featured distributed application that facilitates the collection, verification and management of clinical data via the Internet or Intranets. TrialMaster allows clinical sites and research sponsors to perform data collection and data management via a direct, secure network connection using standard web browser or e-mail software.
TrialMaster automates the entire process of data collection and verification, effectively reducing development and testing time for medical drug and device research projects.

          TrialMaster supports and integrates with all current standard clinical databases ranging from Oracle and Microsoft SQL to Access. This provides for full integration with legacy data and procedures of an Internet based data collection and review system.

     Enterprise E-Commerce

          Enterprise e-commerce allows an enterprise to access and transmit to vendors and client critical pricing and product information where response time is critical to maintaining or gaining a competitive advantage.

          Enterprise e-commerce is a fully integrated Internet business system. The system includes electronic data interchange (EDI), purchase ordering and marketing and full integration with legacy data applications and procedures. The system is developed for a wholesale/retail distributor that has multiple vendors/clients (50-500) and a need to transmit pricing and product information on an immediate basis.

     Retail Site

          On a smaller scale than enterprise e-commerce, but just as robust, OmniComm has developed a full retail site for businesses to establish a complete presence on the Internet. OmniComm's application provides for the use of dynamic web page applications that create a complete "store front" on the Internet.

CLIENTS AND REPRESENTATIVE SOLUTIONS

          OmniComm's clients consist of Office Depot, Inc., Associated Grocers, United Interactive Technologies, Inc., Mayor's Jewelers, and Commercial Services International, Inc. During the first six months of 1998, OmniComm derived a significant percentage, 90%, of its business from one client, Commercial Services International, Inc. However, it is expected that this considerable concentration of revenue will lessen over the coming months as the Company incorporates more fully the acquisition of Education Navigator, Inc. and increases its offering of services. Three recent examples of the Company's significant engagements include the following:

Retail.   OmniComm was approached by a retail sales company to provide a complete solution to establishing a centralized retail sales network where the operations were located outside of the United States where the telecommunications infrastructure was inadequate to support the transmittal of data. OmniComm suggested a dedicated point of sale (POS) system networked through dedicated servers platformed on an IBM AS 400. To circumvent the inadequate telecommunications infrastructure the Company suggested and implemented a radio frequency (RF) system to transmit data from approximately 15 retail establishments to a central location, which in turn was transmitted to the United States via a dialup connection.

Wholesale. Education Navigator, Inc., n/k/a OmniCommerce Systems, Inc., was asked by a wholesale food distributor to provide an Internet solution to supplying pricing and product information to approximately 500 affiliated clients on a daily basis.

          The Company provided the client four integrated e-commerce services:

     1. Online catalog for their 528 associated clients that allows 7/24 access to pricing and margin data.
     2. Downloadable on demand pricing files to drive the client's point of sale systems.
     3. Internet electronic data interchange (EDI) to facilitate ordering from vendors.
     4. Internet Grocery Stores that enable their associates to operate online virtual stores.

          These applications allowed the customer to automate the time critical vendor and customer services of pricing and ordering at a fraction of previous costs. Additionally, the customer can now offer all of their clients the ability to sell products online with a full featured, customizable website with pricing and inventory keyed to their normal marketing and advertising promotions. These Internet e-commerce services clearly make the customer a leader in providing advanced distribution services, cost savings and state of the art e-commerce solutions to their associated grocers.

Retail.   Education Navigator, Inc., n/k/a OmniCommerce Systems, Inc., was
asked by a high-end jewelry store chain to develop and maintain a full-fledged storefront for the Internet. The Company maintains a site which provides customers with an on-line catalog including photographs of selected products, a reminder service for special occasions, a shopping basket for purchasing, and electronic marketing automation (EMA) to contact customers concerning special offers and promotions. All of the foregoing is connected to the stores centralized legacy data systems.

EMPLOYEES

     The Company and its wholly owned subsidiary, OmniCommerce Systems, Inc., currently have eight (8) full time employees.

SALES AND MARKETING

          The Company has relied on personal contacts and "word of mouth" advertising for all of its business. The Company expects to put into place a more structured and planned marketing strategy over the next 1-2 months. The Company has retained a consulting product manager to market and sell the TrailMaster application.

COMPETITION

          The market for the type of services and applications the Company provides includes a large number of competitors and is subject to rapid change. Primary competitors include participants from a variety of market segments, including systems consulting and implementation firms, application software firms, service groups of computer equipment companies, systems integration companies, general management consulting firms and programming companies. Most of the competitors have significantly greater financial, technical and marketing resources and name recognition that the Company. In addition, the Company competes with its clients' internal resources, particularly where these resources represent a fixed cost to the client. Such competition will impose additional financial and pricing pressures on the Company. See "Risk Factors--Competition".

          The Company believes that the most significant competitive factors it faces is a lack of operating history and an attendant perception of a lack of experience in competing in such a changing and competitive environment. The Company believes, however, that its technical expertise, the knowledge and experience of its principals of the industry, quality of service and responsiveness to client needs and speed in delivering solutions will allow it to compete favorably within this environment.

INTELLECTUAL PROPERTY RIGHTS

          Its methodologies and other proprietary intellectual property rights in part, was a cause of OmniComm's acquisition of Education Navigator, Inc. (n/k/a OmniCommerce Systems, Inc). The Company believes that such intellectual property has a value and may be subject to certain statutory protections and is currently investigating the most appropriate way to proceed.

          The Company relies upon a combination of nondisclosure and other contractural arrangements and trade secret, copyright and trademark laws to protect its proprietary rights and the proprietary rights of third parties from whom the Company licenses intellectual property. The Company enters into confidentiality agreement with its employees and limits distribution of proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of proprietary information or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights. See "Risk Factors - Intellectual Property Rights".

          The Company is in the process of registering the trademarks "OMNICOMM SYSTEMS, INC.", AND "TRAILMASTER" with the U.S. Patent and Trademark Office. The Company intends to make such other state and federal filings as the Company deems necessary and appropriate to protect its intellectual property rights.

PROPERTY

          OmniComm's principal executive offices currently are located at 3250 Mary Street, Suite 307, Miami, Florida 33133. The Company currently is on a month to month lease at this location. The Company has also entered into a five year lease for space at 9400 South Dadeland Boulevard, Suite 112, Miami, Florida 33131. The operations of OmniCommerce will be conducted from this location. OmniComm does not expect that any additional space will be required for the foreseeable future.


                                MANAGEMENT


     Currently, Arthur Seidenfeld and Anne Seidenfeld are the board of directors and executive officers of the Company. Upon consummation of the acquisition the Seidenfelds will resign and the officers and directors will be as follows:

     Name                     Age            Position

     Randall G. Smith          41            President and Director

     Peter S. Knezevich        42            Chief Financial Officer &
                                                  Director

     Clifton R. Middleton      51            Vice President

          Randall G. Smith, 41, Director, President and Chief Technical Officer. Mr. Smith has been a Director of OmniComm Systems, Inc. since inception and shall serve as a Director until the next annual meeting. Since inception (June 30, 1998) Mr. Smith has been Director and Chief Technical Officer of OmniCommerce Systems, Inc., the wholly owned subsidiary of OmniComm Systems, Inc.

          From December 1995 to May 1997, Mr. Smith was Director of Operations for Global Communications Group, a Miami, Florida, based systems integrator.

          From November 1993 to December 1994, Mr. Smith was General Manager and Chief Operating Officer of Genesis International, a Charlotte, North Carolina, based regional systems integrator.

          From January 1989 to November 1993, Mr. Smith was Executive Vice President and Chief Operating Officer of CableNet, Inc., a Charlotte, North Carolina based engineering company that developed, manufactured and marketed world-wide computer interface products. Mr. Smith developed the Company's first product; the universal network adapter utilizing a proprietary dual ram-linked RISC processor architecture.

          Peter S. Knezevich, 42, Director, Chief Operating and Financial Officer. Mr. Knezevich has been a Director of OmniComm Systems, Inc., since October of 1997 and shall serve as a Director until the next annual meeting. Since inception (June 30, 1998) Mr. Knezevich has been Director and Chief Operating and Financial Officer of OmniCommerce Systems, Inc., the wholly owned subsidiary of OmniComm Systems, Inc.

          From April 1995 to September 1997, Mr. Knezevich was Vice President and General Counsel of Imaging Diagnostic systems, Inc., a development stage, reporting and publicly traded company.

          From May 1994 to March 1995, Mr. Knezevich was in the private practice of law.

          From June 1991 to April 1994, Mr. Knezevich was an associate with the Miami, Florida law firm of Ferrell and Fertel, P.A.

          Clifton R. Middleton, 51, Vice President and Director of Internet Development and Applications. Since inception (June 30, 1998) Mr. Middleton has been Director and President of OmniCommerce Systems, Inc., the wholly owned subsidiary of OmniComm Systems, Inc. Prior to June 1998, for the past five years, he was President of Education Navigator, Inc., acquired by OmniComm.

     Remuneration

          During the past fiscal year ended December 31, 1997, no officer or director of OmniComm received any remuneration. Officers of Coral received no remuneration.

                          PRINCIPAL SHAREHOLDERS

          The following table sets forth as of the date of this Prospectus the number and percentage (before and after giving effect to the consummation of the acquisition hereby) of shares of Common Stock of the Company, owned of record and beneficially, by each officer and director of the Company and by any other person owning more than 5% of the Company's outstanding Common Stock, and by all Officers and Directors as a group.
                                        Percentage     Percentage
                        Shares of       Prior to       After
Name*                  Common Stock     Acquisition    Acquisition (3)
Arthur Seidenfeld(1)(2)  193,096        47.9%          14.4%
Anne Seidenfeld(1)(2)     48,530        12.0%           3.6%
Randall Smith            421,461                       31.0%
Peter Knezevich          281,640                       21.0%
Clifton Middleton        102,461                        8.0%
Hugh McCallum            102,461                        8.0%
Lawton Jackson            31,977                        2.0%

All directors and
officers as a group      241,626        59.9%
(2,3 persons) (3)        805,562                       59.9%

*The address for the above persons is 240 Clarkson Avenue, Brooklyn, NY 11226

(1) May be deemed to be a parent and promoter as such terms are defined under the Securities Act.
(2)  Current directors and an officer who will resign upon the acquisition.
(3) Based upon 1,343,000 shares outstanding which reflects the 940,000 shares to be issued to Omni shareholders.


                           CERTAIN TRANSACTIONS


          The Company was incorporated on November 19, 1996 in the State of Delaware by MTC. Arthur Seidenfeld, a shareholder of MTC, will receive 193,096 shares and Anne Seidenfeld, his mother, and a shareholder of MTC will receive 48,530 shares. Mr. Seidenfeld and Mrs. Seidenfeld have agreed not to sell more than 25% of their holdings in a quarterly period.


                         DESCRIPTION OF SECURITIES


Description of Common Stock

          The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.001 par value per share, of which 400,000 were issued and outstanding at June 30, 1998. In connection with this offering 940,000 additional shares will be issued.

Dividends

          Holders of the Common Stock are entitled to receive dividends when and as declared by the Company's Board of Directors out of funds available therefore. Any such dividends may be paid in cash, property or shares of the Common Stock. The Company has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development and expansion of the Company's business, and that no dividends on the Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Company's Board of Directors and would depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, and general business conditions.

Voting Rights

          Each holder of Common Stock is entitled to one vote per share on all matters, including the election of directors, submitted to a vote of such class. Holders of Common Stock do not have cumulative voting rights.

The absence of cumulative voting means that the holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of the Common Stock will not be entitled to elect any director. The Board of Directors shall be elected each year to a one year term. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders.

Miscellaneous Rights and Provisions

          Shares of the Common Stock have no preemptive or conversion rights, no redemption or sinking funds provisions and are not liable to further call or assessment. The outstanding shares of the Common Stock are, and any shares sold pursuant to this offering will be, fully paid and non-assessable. Each share of the Common Stock is entitled to share ratably in any assets available for distribution to holders of its equity securities upon liquidation of the Company.


                               LEGAL MATTERS


          Gerald A. Kaufman, Esq. of 33 Walt Whitman Road, Huntington Station, New York 11746, has acted as counsel to the Company in connection with this offering and has passed on the validity of issuance of the securities offered hereby.


                                  EXPERTS


          The financial statements of the Company included in this Prospectus have been included herein in reliance upon the report of Greenberg & Company LLC, independent certified public accountants and upon the authority of said expert in accounting and auditing. The financial statements of Omni have been included herein in reliance upon the report of Krissel & Company independent certified public accountants and upon the authority of said expert in accounting and auditing.

                                LITIGATION


          There are no material legal proceedings of any nature pending against the Company and to the Company's knowledge, no such proceedings are contemplated. The Company is not a party to any litigation.


                 INDEMNIFICATION OF DIRECTORS AND OFFICERS


          Delaware law provides, under certain circumstances, for the indemnification of officers and directors. The Company's Certificate of Incorporation provides for indemnification of such individuals to the full extent permitted under Delaware law. The Company intends to procure officer's and director's liability insurance for certain purposes, including, among other things, civil liabilities under the Securities Act of 1933.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to any charter provision, by-law, contract, arrangements, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.


                          REPORTS TO SHAREHOLDERS


          The Company intends to furnish its shareholders with annual reports containing audited financial statements. Such reports shall be issued to shareholders subsequent to the June 30th close of the Company's fiscal year.


                           STOCK TRANSFER AGENT


          The Company has appointed Jersey Transfer and Trust Company, Verona, New Jersey, as its Stock Transfer Agent.

                          REGISTRATION STATEMENT


          The Company has filed with the Securities and Exchange Commission (the "Commission") 450 Fifth Street, N.W., Washington, D.C. 20549 a Registration Statement under the Securities Act of 1933 relating to the Shares offered hereby. The Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and its Common stock reference is hereby made to such registration statement and the exhibits thereto. The Registration Statement may be inspected without charge at the new York Regional Office and copies of the Registration Statement, together with exhibits thereto, may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Commission. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and provisions.

                          CORAL DEVELOPMENT CORP.

                           FINANCIAL STATEMENTS

                          JUNE 30, 1998 AND 1997








                            I N D E X





                                                            Page


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT             1


BALANCE SHEETS                                                2


STATEMENT OF STOCKHOLDER'S EQUITY                             3


STATEMENTS OF OPERATIONS                                      4


STATEMENTS OF CASH FLOWS                                      5


NOTES TO THE FINANCIAL STATEMENTS                            6-7










        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


To the Board of Directors and Stockholders
CORAL DEVELOPMENT CORP.
Brooklyn, New York


We have audited the accompanying balance sheets of CORAL DEVELOPMENT CORP. (A Development Stage Enterprise) as of June 30, 1998 and 1997 and the related statements of stockholder's equity, operations and cash flows for the period ended June 30, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of CORAL DEVELOPMENT CORP. (A Development Stage Enterprise) as of June 30, 1998 and 1997, and the statement of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles.



                                   GREENBERG & COMPANY LLC

Springfield, New Jersey
August 6, 1998







                                                    Page 1 of 7
                        CORAL DEVELOPMENT CORP.
                      (A WHOLLY OWNED SUBSIDIARY)
                   (A DEVELOPMENT STAGE ENTERPRISE)
                            BALANCE SHEETS


                                                  June 30,
                                               1998      1997

                                ASSETS


ASSETS

  Current assets - cash                      $ 1,299     $ 3,515
  Deferred registration costs                 26,007      25,907
  Organization Expense                           300         300


TOTAL ASSETS                                 $27,606     $29,722


                 LIABILITIES AND STOCKHOLDER'S EQUITY


  Due to parent company                      $ 6,701     $   -0-
TOTAL LIABILITIES                              6,701     $   -0-

STOCKHOLDER'S EQUITY

  Common stock par value $.001
    20,000,000 shares authorized
    403,000 shares issued and outstanding        403         403
  Additional paid in capital                  29,897      29,897
  (Deficit) accumulated during the
    development stage                         (9,395)       (578)

TOTAL STOCKHOLDER'S EQUITY                    20,905      29,722


TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY   $27,606     $29,722













The accompanying notes are an integral part of this financial statement.


                                                         Page 2 of 7
                          CORAL DEVELOPMENT CORP.
                        (A WHOLLY OWNED SUBSIDIARY)
                     (A DEVELOPMENT STAGE ENTERPRISE)
                     STATEMENT OF STOCKHOLDER'S EQUITY
       FOR THE PERIOD NOVEMBER 19, 1996 (INCEPTION) TO JUNE 30, 1998


                                                       (Deficit)
                                 Common               Accumulated  Total
                                  Stock   Additional  During the   Stock-
                        # of    $.001 par  Paid in    Development  holder's
                       Shares     Value    Capital       Stage      Equity


Initial investment
in capital stock       403,000     $403    $29,897     $   -0-     $30,300


Balance -
December 16, 1996      403,000      403     29,897         -0-      30,300


Net (Loss) for the
period                                                    (578)        (578)

Balance -
June 30, 1997          403,000      403     29,897        (578)     29,722

Net (Loss) for the
year ended
June 30, 1998                                           (8,817)     (8,817)


BALANCE -
JUNE 30, 1998          403,000     $403    $29,897     $(9,395)    $20,905



















The accompanying notes are an integral part of this financial statement.


                                                       Page 3 of 7
                        CORAL DEVELOPMENT CORP.
                      (A WHOLLY OWNED SUBSIDIARY)
                   (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENTS OF OPERATIONS



                                                       Period from
                                 For the Year Ended  December 17, 1996
                                    June 30, 1998    to June 30, 1997


General and administrative
  expenses                             $(8,817)           $  (578)


Net (Loss) for the period              $(8,817)           $  (578)


Net (Loss) per share                   $ (0.02)           $ (0.00)


Weighted average common shares
  outstanding                          403,000            403,000


Cumulative amounts from inception:

  General and administrative
    expenses                           $ 9,395

  Net (Loss)                           $(9,395)

  Net (Loss) per share                 $ (0.02)




















The accompanying notes are an integral part of this financial statement.


                                                          Page 4 of 7
                            CORAL DEVELOPMENT CORP.
                          (A WHOLLY OWNED SUBSIDIARY)
                       (A DEVELOPMENT STAGE ENTERPRISE)
                           STATEMENTS OF CASH FLOWS

                                                               Cumulative
                                      For The     Period From    Amounts
                                     Year Ended     12/17/96      From
                                       6/30/98    to 6/30/97   Inception


CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)                             $(8,817)     $  (578)     $ (9,395)
Changes In Assets
  (Increase) in Organization Expense       -0-          -0-          (300)

    Net Cash (Used In) Operating
     Activities                         (8,817)        (578)       (9,695)

CASH FLOWS FROM INVESTING ACTIVITIES       -0-          -0-           -0-


CASH FLOWS FROM FINANCING ACTIVITIES
  Loan from Parent Company               6,701          -0-         6,701
  Common Stock Issuance                    -0-          -0-        30,300
  (Increase) in Deferred Registration
    Costs                                 (100)     (25,907)      (26,007)
  Net Cash Provided By (Used In)
    Financing Activities                 6,601      (25,907)       10,994

Net Increase (Decrease) in Cash         (2,216)     (26,485)        1,299

Cash, Beginning of Period                3,515       30,000           -0-


CASH, END OF PERIOD                    $ 1,299      $ 3,515      $  1,299


Supplemental Disclosures of
  Cash Flow Information
    Cash Paid During Period for:
      Income Taxes                     $   -0-      $   -0-      $    -0-
      Interest                         $   -0-      $   -0-      $    -0-











The accompanying notes are an integral part of this financial statement.


                                                                 Page 5 of 7
                        CORAL DEVELOPMENT CORP.
                      (A WHOLLY OWNED SUBSIDIARY)
                   (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO THE FINANCIAL STATEMENTS
                        JUNE 30, 1998 AND 1997

NOTE 1:   ORGANIZATION AND NATURE OF OPERATIONS

          Coral Development Corp. (CDC) is a Delaware corporation. CDC is in the development stage and has not begun any formal operations. CDC's office is located in New York. The principal purpose of CDC is to find and merge with an operating company. The Company's fiscal year end is June 30.

          On December 10, 1996 Modern Technology Corp., the parent company of Coral Development Corp., purchased 403,000 shares of the company for $30,300. The shares of the Company were registered on June 6, 1997 with the Securities and Exchange Commission. The intention of Modern Technology Corp. is to distribute those shares to Modern Technology Corp.'s stockholders in the form of a dividend.

NOTE 2:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          ACCOUNTING POLICIES

          Coral Development Corp.'s accounting policies conform to generally accepted accounting principles. Significant policies followed are described below.

          ESTIMATES IN FINANCIAL STATEMENTS

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3:   INCOME TAXES

          The Company follows Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The Company has net operating loss carry forwards of approximately $10,000 available to reduce any future income taxes. The tax benefit of these losses, approximately $3,500, has been offset by a valuation allowance due to the uncertainty of its realization.



                                                 Page 6 of 7
                        CORAL DEVELOPMENT CORP.
                      (A WHOLLY OWNED SUBSIDIARY)
                   (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO THE FINANCIAL STATEMENTS
                        JUNE 30, 1998 AND 1997



NOTE 4:   DEFERRED REGISTRATION COSTS

          As of June 30, 1998, the Company has incurred deferred registration costs of $26,007 relating to expenses incurred in connection with the Proposed Distribution (see Note 1). Upon consummation of this Proposed Distribution, the deferred registration costs will be charged to equity. Should the Proposed Distribution prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

NOTE 5:   SUBSEQUENT EVENT

          On July 22, 1998, the Company signed an Agreement and Plan of Reorganization with Omnicomm Systems, Inc. (Omnicomm). The agreement calls for Omnicomm to be merged into the Company. Omnicomm is a privately held company engaged in the computer software industry. The transaction is contingent upon receiving shareholder approval from both companies and also subject to the conditions of Rule 419 of the Securities Act of 1933 and approval by the Securities and Exchange Commission of a post-effective amendment to the registration statement.



























                                                            Page 7 of 7


                     OmniComm Systems, Inc.
                      Financial Statements
                        December 31, 1997




                T A B L E   O F   C O N T E N T S


INDEPENDENT AUDITORS' REPORT...........................     2


BALANCE SHEET..........................................     3


STATEMENTS OF INCOME AND RETAINED DEFICIT..............     4


STATEMENT OF CASH FLOWS................................     5


NOTES TO FINANCIAL STATEMENTS..........................    6-7












To the Board of Directors
OmniComm Systems, Inc.
Miami, Florida


We have audited the accompanying balance sheet of OmniComm Systems, Inc. (the Company) as of December 31, 1997 and the related statements of income and retained deficit and cash flows from inception (February 28, 1997) to the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OmniComm Systems, Inc. as of December 31, 1997, and the results of its operations and its cash flows from inception (February 28, 1997) to the year then ended in conformity with generally accepted accounting principles.



Krissel & Company

Miami, Florida
September 16, 1998




                               -2-
                         OmniComm Systems, Inc.
                             Balance Sheet
                        as of December 31, 1997


                                ASSETS


CURRENT ASSETS

  Cash in Bank                                    $ 16,077
  Account Receivable                                26,086

    TOTAL CURRENT ASSETS                            42,163

PROPERTY AND EQUIPMENT - Net of Accumulated
     Depreciation of $1,056 - Note 1                 6,389

OTHER - Primarily Stockholders' Loans               11,373

                                                  $ 59,925

                 LIABILITIES AND STOCKHOLDERS' DEFICIT


CURRENT LIABILITIES

  Accounts Payable and Accrued Expense            $ 20,945
  Note Payable - Note 2                             50,000

    TOTAL CURRENT LIABILITIES                       70,945

STOCKHOLDERS' DEFICIT
  Common Stock - 10 Million Shares Authorized,
    1,875,000 Issued and Outstanding at No Par
      Value                                            187
  Accumulated Deficit                              (11,207)

    TOTAL STOCKHOLDERS' DEFICIT                    (11,020)

                                                  $ 59,925




              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                    OF THESE FINANCIAL STATEMENTS.

                                  -3-
                        OmniComm Systems, Inc.
               Statement of Income and Retained Deficit
        From Inception (February 28, 1997) to December 31, 1997



REVENUES - SALES                                  $210,373

COSTS AND EXPENSES

  Cost of Goods Sold                               149,248
  Depreciation and Amortization                      1,128
  Interest                                           5,520
  Selling General and Administrative                47,157


                                                   203,053

NET INCOME                                           7,320

BEGINNING ACCUMULATED EARNINGS                         -0-

LESS DIVIDEND DISTRIBUTIONS                         18,527


ENDING ACCUMULATED DEFICIT                        $(11,207)



















              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                    OF THESE FINANCIAL STATEMENTS.


                                  -4-
                        OmniComm Systems, Inc.
                        Statement of Cash Flows
        From Inception (February 28, 1997) to December 31, 1997


OPERATING ACTIVITIES

  Net Income                                         $  7,320

  Adjustments to Reconcile Net Income
    To Cash Provided (Used) by Operating
      Activities:
        Depreciation and Amortization                   1,128
        Change in Operating Assets and Liabilities:
          Increase in Accounts Receivable             (26,086)
          Increase in Accounts Payable
           and Accrued Expense                         20,945

                                                       (4,013)

  NET CASH PROVIDED BY OPERATIONS                       3,307

INVESTING ACTIVITIES

  Additions to Property and Equipment and
    Organization Costs                                 (7,984)

FINANCING ACTIVITIES

  Net Proceeds from Note Payable                       50,000
  Dividend Paid                                       (18,527)
  Loans to Stockholders                               (10,906)
  Proceeds from Common Stock Issuance                     187

NET INCREASE IN CASH FROM FINANCING ACTIVITIES         20,754

INCREASE IN CASH                                       16,077

CASH AT BEGINNING OF YEAR                                 -0-

CASH AT END OF YEAR                                  $ 16,077

SUPPLEMENTARY CASH FLOW DISCLOSURE:

  Interest Paid                                      $  5,020

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                     OF THESE FINANCIAL STATEMENTS

                                  -5-
                     OmniComm Systems, Inc.
                  Notes To Financial Statements
                        December 31, 1997


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS

         OmniComm Systems, Inc. (the Company) formerly The Premisys Group, Inc. was incorporated in Florida in February 1997. The Company is a computer systems integrator providing services and hardware sales for the installation of local and wide area networks.

         PROPERTY AND EQUIPMENT

         Property and Equipment are stated at cost. Major renewals and improvements are charged to the fixed asset accounts while replacements, maintenance, and repairs which do not improve or extend the lives of the respective assets are expensed in the period incurred. Depreciation for both financial statement presentation and income tax purposes is provided using the modified accelerated cost recovery system over the following estimated useful lives:

               Office and Equipment     5 to 7 Years

         REVENUE RECOGNITION

         Revenue is recognized from sales when a product is shipped. Revenues from services are billed upon completion of a job.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS

         The Company has had no experience with bad debts and has not established a policy for write offs. No provision for bad debts were reflected in 1997.










                               -6-
                     OmniComm Systems, Inc.
                  Notes to Financial Statements
                        December 31, 1997



NOTE 1 CONTINUED -

         INCOME TAXES

         The Company has elected to be taxed under the provisions of subchapter S of the Internal Revenue Service Code. Under these provisions, stockholders' include respective profits and losses on their individual income tax returns.

NOTE 2 - NOTE PAYABLE

         The note payable dated July 15, 1997 is an unsecured demand note and accrues interest at 2% per month on the unpaid balance.

NOTE 3 - RELATED PARTY TRANSACTIONS

         The following transactions occurred between the Company and its Shareholders:

         * The Company paid rent of $22,500 to a shareholder for office facilities. The month to month lease began April 1, 1997.

         * Distributions in the amount of $18,527 were made by the Company to the Shareholders in 1997.

         * The Shareholders owed the Company $10,906 at year end.














                               -7-
                        OmniComm Systems, Inc.
                             Balance Sheet
                          as of June 30, 1998


                                ASSETS


CURRENT ASSETS

  Cash in Bank                                    $ 37,105
  Account Receivable                                89,313
  Investment - Note 3                               75,000

    TOTAL CURRENT ASSETS                           201,418

PROPERTY AND EQUIPMENT - Net of Accumulated
     Depreciation of $2,506 - Note 1                 6,906

OTHER                                                3,881

                                                  $212,205

                 LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES

  Accounts Payable and Accrued Expense            $ 52,080


STOCKHOLDERS' DEFICIT
  Common Stock - 10 Million Shares Authorized,
    2,500,000 Issued and Outstanding at No Par
      Value                                            250
  Retained Earnings                                159,875

    TOTAL STOCKHOLDERS' EQUITY                     160,125

                                                  $212,205














                               Unaudited
The accompanying notes are an integral part of these financial statements.


                        OmniComm Systems, Inc.
               Statement of Income and Retained Earnings
                For the Six Months Ended June 30, 1998



REVENUES - SALES                                  $768,004

COSTS AND EXPENSES

  Cost of Goods Sold                               453,072
  Depreciation and Amortization                      1,504
  Interest                                           1,844
  Selling General and Administrative               140,502


                                                   596,922

NET INCOME                                         171,082

BEGINNING RETAINED DEFICIT                         (11,207)


ENDING RETAINED EARNINGS                          $159,875






























                               Unaudited
The accompanying notes are an integral part of these financial statements.

                        OmniComm Systems, Inc.
                        Statement of Cash Flows
                For the Six Months ended June 30, 1998


OPERATING ACTIVITIES

  Net Income                                         $171,082

  Adjustments to Reconcile Net Income
    To Cash Provided (Used) by Operating
      Activities:
        Depreciation and Amortization                   1,504
        Change in Operating Assets and Liabilities:
          Increase in Accounts Receivable             (63,227)
          Increase in Accounts Payable
           and Accrued Expense                         31,135

                                                      (30,588)

  NET CASH PROVIDED BY OPERATIONS                     140,494

INVESTING ACTIVITIES
  Payment for purchase of investment                  (75,000)
  Additions to Property and Equipment                  (1,967)
  NET CASH USED BY INVESTING ACTIVITIES               (76,967)

FINANCING ACTIVITIES
  Payment of note payable                             (50,000)
  Payment of stockholder's loan                         7,438)
  Proceeds from Common Stock Issuance                      63

  NET CASH USED BY FINANCING ACTIVITIES               (42,499)

INCREASE IN CASH                                       21,028

CASH AT BEGINNING OF YEAR                              16,077

CASH AT END OF YEAR                                  $ 37,105

SUPPLEMENTARY CASH FLOW DISCLOSURE:

  Interest Paid                                      $  1,844











                               Unaudited
The accompanying notes are an integral part of these financial statements.

                     OmniComm Systems, Inc.
                  Notes To Financial Statements
                          June 30, 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS

         OmniComm Systems, Inc. "the Company" formerly The Premisys Group, Inc. was incorporated in Florida in February 1997. The Company is a computer systems integrator providing services and hardware sales for the installation of local and wide area networks.

         PROPERTY AND EQUIPMENT

         Property and Equipment are stated at cost. Major renewals and improvements are charged to the fixed asset accounts while replacements, maintenance, and repairs which do not improve or extend the lives of the respective assets are expensed in the period incurred. Depreciation for both financial statement presentation and income tax purposes is provided using the modified accelerated cost recovery system over the following estimated useful lives:

               Office and Equipment     5 to 7 Years

         REVENUE RECOGNITION

         Revenue is recognized from sales when a product is shipped. Revenues from services are billed upon completion of a job.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS

         The Company has had no experience with bad debts and has not established a policy for write offs. No provision for bad debts were reflected as of June 30, 1998.

         INCOME TAXES

         The Company has elected to be taxed under the provisions of subchapter S of the Internal Revenue Service Code. The Company revoked the status effective December 31, 1997 and is now taxed as a C corporation under the Internal Revenue Code.










                     OmniComm Systems, Inc.
                  Notes to Financial Statements
                          June 30, 1998


NOTE 2 - RELATED PARTY TRANSACTIONS

         The following transactions occurred between the Company and its Shareholders:

         * A shareholder owed the Company $3,468 at the end of the period.

NOTE 3 - PROPOSED ACQUISITION

         On June 26, 1998 the Company entered into a merger agreement to acquire all of the issued and outstanding shares of Education Navigator, Inc., a Florida corporation (EdNav). The Company will exchange all of the issued and outstanding shares EdNav for 441,200 shares of the Company. In addition, the Company has agreed to pay over a period of time additional monetary consideration of $600,000 for all of the issued and outstanding shares of EdNav. On June 26, 1998 the Company paid $75,000 to the shareholders of Education Navigator, Inc. EdNav develops dynamic data base applications for the Internet. The Company expects to finalize the transaction during the third calendar quarter of 1998.

NOTE 4 - SUBSEQUENT EVENTS

         The merger agreement by and between the Company and Education Navigator, Inc. (See Note 3, above) was effective July 17, 1998.








TABLE OF CONTENTS

Prospectus Summary..............   3              403,000 Shares
High Risk Factors...............   7
Use of Proceeds.................   14        CORAL DEVELOPMENT CORP.
Capitalization..................   14
Dividend Policy.................   14
Dilution........................   14               PROSPECTUS
Management Discussion...........   15
Proposed Business...............   17             October  , 1998
Management......................   22
Principal Shareholders..........   23
Certain Transactions............   24
Description of Securities.......   24
Legal Matters...................   25
Experts.........................   25
Litigation......................   26
Indemnification.................   26
Reports to Shareholders.........   26
Stock Transfer Agent............   26
Registration Statement..........   27
Financial Statements............   F-1

No dealer, salesman or other person
has been authorized in connection
with this offering to give any information or to make any representations other than as contained in this Prospectus and, if given, or made, such information or representation must not be relied on as having been authorized by the Company or the Underwriter. This
Prospectus does not constitute an
offer to sell or the solicitation of an
offer to buy any securities covered by
this Prospectus in any state or other
jurisdiction to any person to whom it
is unlawful to make such an offer or
solicitation.



















                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of Delaware provides for broad indemnification of officers and directors and Section 326 of the General Corporation Law of Delaware states as follows:

          When an officer, director or stockholder shall pay any debt of a corporation for which he is made liable by the provisions of this chapter, he may recover the amount so paid in an action against the corporation for money paid for its use, and in such action only the property of the corporation shall be liable to be taken and not the property of any stockholder.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered), the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee .. $   100.00
Printing and Engraving................................ $ 1,000.00
Fees of Escrow and Transfer Agent..................... $ 3,250.00
Legal Fees and Expenses............................... $12,500.00
Accountant's Fees and Expenses........................ $ 6,000.00
Miscellaneous......................................... $   650.00
                                                       $23,500.00

ITEM 26.  Recent Sales of Unregistered Securities

          In December, 1996, the Company issued 403,000 shares of Common Stock to which this Registration Statement relates for a total cash price of $30,300. The above shares were issued in a private transaction and were not registered under the Securities Act of 1933. The shares were issued pursuant to an exemption contained in Section 4(2) of the Securities Act of 1933. No Underwriter participated in the above transaction.

ITEM 27.  Exhibits and Financial Statement Schedules

            1.04    Copy of Escrow Agreement
           *1.05    Reconfirmation Letter
            3.01    Certificate of Incorporation
            3.02    By-Laws
            5.01    Opinion of Gerald A. Kaufman, Esq.
          *10.01    Agreement of Acquisition with OmniComm
           28.01    Consent of Gerald A. Kaufman - Contained in Exhibit 5.01
          *28.02    Consent of Greenberg & Company LLC
          *28.03    Consent of Krissel & Company

          *Filed with this Amendment

ITEM 28.  Undertakings

          The undersigned registrant hereby undertakes:

          A. To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

          (i) To include any Prospectus required by Section 10(a) (3) of the Securities Act of 1933.

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. To remove from registration by means of post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

          D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provisions, by-laws, contract, arrangements, statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final judication of such issue.

          E. Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the commission heretofore or hereafter duly adopted pursuant to authority conferred in that Section.

                            CONSENT OF COUNSEL


          The undersigned hereby consents to the use of his name in the Prospectus constituting a part of this Registration Statement under the caption "Legal Matters" as counsel to the registrant.




                           s/ Gerald A. Kaufman
                          Gerald A. Kaufman, Esq.


May 7, 1997
Huntington Station, New York

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We hereby consent to the use in this Registration Statement of our report dated August 6, 1998 relating to the financial statements of Coral Development Corp. and to the reference to our Firm under the caption "Experts" in this Prospectus.



                                        Greenberg & Company, LLC
                                        Certified Public Accountants


Springfield, NJ
October 7, 1998

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this registration statement on Form SB-2 of Coral Development Corp. for the year ended June 30, 1998 of our report dated September 16, 1998 on OmniComm Systems, Inc. from inception (February 28,
1997) to December 31, 1997.




Krissel & Company
Miami, Florida
September 16, 1998

                                SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 8th day of October, 1998.


                                        CORAL DEVELOPMENT CORP.



                                        By: s/ Arthur Seidenfeld
                                        Arthur Seidenfeld, President

          In accordance with the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE


                         President and Director
s/ Arthur Seidenfeld     (Principal Executive, Accounting
Arthur Seidenfeld        and Financial Officer)             October 8, 1998


                         Director                           October 8, 1998
s/ Anne Seidenfeld
Anne Seidenfeld

CONSENT OF RANDALL G. SMITH WHO IS ABOUT TO BECOME A DIRECTOR

          The undersigned hereby consents to the reference to me under the heading "Management" in the Prospectus constituting part of the post-effective registration statement on Form SB-2 of Coral Development Corp.



                                           RANDALL G. SMITH

Miami, Florida
October 7, 1998


CONSENT OF PETER S. KNEZEVICH WHO IS ABOUT TO BECOME A DIRECTOR.

          The undersigned hereby consents to the reference to me under the heading "Management" in the Prospectus constituting part of the post-effective registration statement on Form SB-2 of Coral Development Corp.



                                           PETER S. KNEZEVICH

Miami, Florida
October 7, 1998

As filed with the Securities and Exchange Commission on
                                   Registration statement No. 333-6410


                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                      Post-Effective Amendment No. 1
                                 Form SB-2

                          Registration Statement

                                   Under

                        The Securities Act of 1933

                          CORAL DEVELOPMENT CORP.

              (Name of small business issuer in its charter)



                                 EXHIBITS
                                    to
                        Post-Effective Amendment #1

































                                                       Exhibit 1.05
                          CORAL DEVELOPMENT CORP.
                            240 Clarkson Avenue
                            Brooklyn, New York



                                        November   , 1998

Dear Shareholder:

          We refer you to your investment in our company and the Prospectus dated June 5, 1998. In accordance with Rule 419 of the Securities Act of 1933, as amended, and pursuant to the offering made by the Company the shares distributed to you were placed in an escrow account. The shares were to be held in escrow until an acquisition meeting certain criteria took place or 18 months from the date of the Prospectus, whichever would come first.

          On July 22, 1998 the Company signed an agreement to acquire all the outstanding shares of Omnicomm Systems, Inc. ("OmniComm") for 940,000 shares of your Company (which number of shares may be increased in the event certain earnings levels are attained). As a result, the Company is requesting a reconfirmation of your investment in order that the acquisition may occur.
In order for the acquisition to be consummated shareholders representing at least 80% of the public shareholders (403,000 shares) must reconfirm.

          If the requisite 80% reconfirms, then the acquisition will proceed. An indication of reconfirmation will also be considered to be a shareholder's consent to amend the Company's Certificate of Incorporation to change the name of the Company from Coral Development Corp. to OmniComm Systems, Inc. Those shareholders who do not reconfirm their investment will not receive any shares. If less than the requisite number of shareholders reconfirm, all shares will be distributed back to Modern Technology Corp. and no shares will be issued.

          Information concerning the acquisition of OmniComm, the business of OmniComm and the new management of the Company after the acquisition, as well as financial statements of OmniComm are set forth in the accompanying
Prospectus dated November   , 1998.  The Prospectus also sets forth
information concerning Rule 419 and the reconfirmation procedures.

          Procedures

          We are required to send you the Prospectus dated November   , 1998
within five business days of its effective date by first class mail and you
are to be given at least 20 business days (November   , 1998) and not more
than the earlier of December 5, 1998 or 45 business days (December   , 1998)
from the date of the Prospectus to indicate or not your reconfirmation. In order to reconfirm you must affirmatively indicate so. If you do not respond, your lack of response will be taken as a negative indication.

          After you have read and reviewed the enclosed Prospectus dated
November   , 1998 and considered the nature and consequences of this letter, please check the appropriate blank on the Memorandum attached to this letter, stating that you do or do not wish to reconfirm your investment, sign and date the Memorandum in the space provided and return the Memorandum in the enclosed self-addressed stamped envelope. You may fax your response to
(718)469-3292 and follow with the original letter by mail. Please return no later than December 5, 1998.

          If you need further information, please do not hesitater to call me at (718)469-3132.

                                        Very truly yours,



                                        Arthur Seidenfeld
                                        President


                         Reconfirmation Memorandum


          I have read and reviewed the Prospectus dated November   , 1998
with respect to the acquisition of OmniComm and indicate below my indication as follows:

     Check One:

                    I hereby confirm my investment in Coral Development Corp. and consent to the acquisition of OmniComm as well as the amendment to the Certificate of Incorporation.

                    I do not confirm my investment. I request that my investment in Coral Development Corp. be terminated.




                                   Shareholder (as originally invested)


Dated:              , 1998
                                   Shareholder



                                   Tax ID Number or Social Security Number

Exhibit 10.1
AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (the"AAgreement") is made as of July 22, 1998 by and among OmniComm Systems, Inc., a Florida corporation (the "Seller" or "OmniComm"), Coral Development Corp. a Delaware corporation (the "Buyer" or "Coral"), Arthur Seidenfeld and Anne Seidenfeld (collectively the "Coral Shareholders"), and Randall Smith, Lawton Jackson, Peter Knezevich, Cliff Middleton, and Hugh McCallum (collectively "OmniComm Shareholders").

RECITALS:

     Whereas, the parties desire that Seller be merged into Buyer (the "Merger"), with Buyer being the surviving corporation, all as more particularly set forth herein;

     Whereas, the board of directors of each of the parties to this Agreement has determined that the proposed transaction is advisable and for the general welfare and advantage of their respective corporations and shareholders and have recommended to their respective shareholders that the proposed transaction be consummated;

     Whereas, the parties intend that the terms and conditions of this Agreement comply with Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations corresponding thereto, such that this reorganization shall qualify as a tax-free "reorganization";

     Whereas, the parties intend that as a result of this Agreement, no gain or loss shall be recognized by Buyer, the Seller, or the OmniComm
Shareholders upon the transfer of the Seller's shares in exchange for the Buyer's shares held by the OmniComm Shareholders and the basis of shall be the same as the Seller's share exchanged therefore; and,

     Whereas, the Merger shall be consummated pursuant to and in accordance with the terms and conditions set forth in this Agreement and the Buyer shall acquire 100% of the Seller's shares.

     Now, Therefore, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:


SECTION 1
Plan of Merger

     1.1 Plan of Merger. The Plan of Merger, attached hereto as Exhibit 1.1, is incorporated by reference.

SECTION 2
Closing Dates: Delivery

     2.1 Closing Dates. The closing of the transactions contemplated hereunder shall take place within ten (10) days of receiving shareholder approval as set forth in Section 9 herein and shall be held at the offices of OmniComm (the "Closing") or at such other time and place upon which Coral and OmniComm shall agree.

                                     1
SECTION 3
Representations and Warranties of Coral

     3.1 Organization and Standing; Articles and By-Laws. Coral is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Coral has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified will not have a materially adverse affect on the Company's business as now conducted or as now proposed to be conducted. Coral has furnished to OmniComm certified copies of its Articles of Incorporation, By-Laws, and a certified copy of a certificate of good standing or its equivalent from the Secretary of State of Delaware. Said copies are true, correct and complete and contain all amendments through the Closing Date.

     3.2 Corporate Power. Coral will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue and exchange the Shares hereunder and perform its obligations under the terms of this Agreement.

     3.3 Subsidiaries. Coral has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

     3.4 Capitalization. The authorized capital stock of Coral consists of 20,000,000 shares of Common Stock, par value $.001 per share of which 403,000 shares are issued and outstanding prior to the Closing Date; all of which are held in a Rule 419 escrow account to be released upon consummation of this transaction. Coral's initial public offer and sale of its stock met the prospectus delivery requirement of the Securities Act of 1933. The issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of Coral were issued in compliance with applicable federal and state securities laws. There are no options, warrants or other rights to purchase any of Coral's authorized and unissued capital stock. The holders of record of the presently issued and outstanding shares of common stock are set forth on the Certified Shareholder=s List attached hereto as Exhibit 3.4.

     3.5 Authorization. All corporate action on the part of Coral and its directors necessary for the authorization, execution, delivery and performance of this Agreement by Coral, the authorization, sale, issuance and delivery of the common stock and the performance of all Coral= obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by Coral, will be enforceable in accordance with its terms. The common stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; and, the common stock will be free of any liens or encumbrances; provided, however, that the common stock issued to the OmniComm Shareholders will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The common stock is not subject to any preemptive rights or rights of first refusal.


                                     2
     3.6 Financial Statements. Coral has delivered to OmniComm its audited balance sheet and statement of operations and statement of stockholders equity as of and for the period ended June 30, 1997, and its unaudited balance sheet and statement of operations and statement of stockholders equity for the nine month period ended March 31, 1998 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of Coral as of the dates, and for the periods, indicated therein.

     3.7 Absence of Changes. Since March 31, 1998 (date of latest balance sheet): (a) Coral has not entered into any transaction; (b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets or liabilities of Coral; and, (c) to the best knowledge of Coral, there has been no other event or condition of any character pertaining to Coral which would materially and adversely affect the assets or business of Coral.

     3.8 Material Liabilities. The Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate).

     3.9 Compliance with Other Instruments, None Burdensome, etc. Coral is not in violation of any term of its Articles of Incorporation or by-laws.

     3.10 Litigation, etc. There are no actions, suits, proceedings or an investigation by any agency of any state, the federal government, or individual or entity, nor, to the best of Coral's knowledge, is there any reasonable basis therefor or threat thereof.

     3.11 Employees. Coral has no employees.

     3.12 Certain Transactions. Coral is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or, to the best of the Coral's knowledge, shareholders, or any members of their immediate families, are indebted to the Coral. Coral is not guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.13 Material Contracts and Obligations. Coral is not a party to nor is bound by any agreements, contracts, indebtedness, liabilities and other obligations.

     3.14 Governmental Consent, etc. No consent, approval or authorization of (or designation, declaration of filing with) any governmental authority on the part of Coral is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the common stock, or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate of Merger and Exchange in the office of the Secretary of State of Delaware and Florida (b) qualification (or taking


                                     3
such action as may be necessary to secure an exemption from qualification, if available) of the exchange and merger offer under applicable state corporation or securities laws, which filings and qualifications, if required, will be accomplished in a timely manner, and (c) the Securities and Exchange Commission pursuant to Rule 419 of the Securities Act of 1933.

     3.15 Offering. The offer and issuance of the Buyer's shares in exchange for the Seller's shares held by the OmniComm Shareholders in conformity with the terms of this Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1993, as amended (the "Securities Act").

     3.16 Brokers or Finders; Other Offers. Coral has not incurred, and will not incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     3.17 Tax Matters. Coral: (i) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes); (ii) has timely paid all taxes owed by for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings); and (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

     3.18 Minute Books. The minute book of Coral provided to OmniComm contains a complete summary of all meetings of directors and stockholders since the time of incorporation and reflects all transactions referred to in such minutes accurately in all material respects.

     3.19 Disclosure. This Agreement, the Exhibits hereto, and all the filings made pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     3.20 Commission Approval. Notwithstanding the foregoing, the transaction contemplated herein is subject to the conditions of Rule 419 of the Securities Act of 1933 and approval by the Securities and Exchange Commission of a post-effective amendment to the registration statement.

SECTION 4
Representations and Warranties of OmniComm

     4.1 Organization and Standing; Articles and By-Laws. The Seller is a corporation duly organized and existing under, and by virtue of, the laws of the State of Florida and is good standing under such laws. OmniComm has the requisite corporate power and authority to own and operate its properties and


                                     4
assets, and to carry on its business as presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified will not have a materially adverse affect on OmniComm's business as now conducted or as now proposed to be conducted. OmniComm has furnished to Coral or its special counsel copies of its Articles of Incorporation and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

     4.2 Corporate Power. OmniComm will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue and exchange the Shares hereunder and perform its obligations under the terms of this Agreement.

     4.3 Subsidiaries. OmniComm has a wholly owned subsidiary, OmniCommerce Systems, Inc., a Florida corporation, and does not otherwise own or control, directly or indirectly, any equity interest in any other corporation, association or business entity.

     4.4 Capitalization. The authorized capital stock of OmniComm is 10,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock, no par value, of which 2,941,200 common shares are issued and outstanding, as of the Closing. The issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of OmniComm were issued in compliance with applicable federal and state securities laws. The holders of record of the presently issued and outstanding shares of common stock are set forth on the Certified Shareholder's List attached hereto as Exhibit 4.4. There are no options, warrants or other rights to purchase any of OmniComm=s authorized and unissued capital stock except as set forth on Exhibit 4.4.

     4.5 Authorization. All corporate action on the part of OmniComm and its directors necessary for the authorization, execution, delivery and performance of this Agreement by OmniComm, the authorization, sale, issuance and delivery of the common stock and the performance of all OmniComm's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by OmniComm, will be enforceable in accordance with its terms. The common stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; and, the common stock will be free of any liens or encumbrances; provided, however, that the common stock issued to the shareholders of the OmniComm by Coral will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The common stock is not subject to any preemptive rights or rights of first refusal.

     4.6 Financial Statements. OmniComm has delivered to Coral its unaudited balance sheet and statements of operations and statements of stockholders equity as of and for the period ended December 31, 1997 and its unaudited balance sheet and statements of operations and statements of stockholders equity as of and for the period ended June 30, 1998. (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in


                                     5
accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that they do not contain footnotes. The Financial Statements accurately set out and describethe financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. OmniComm shall provide to Coral as soon as practicable, however no later than August 15, 1998, subsequent to the execution of this Agreement, audited Financial Statements for the period ending December 31, 1997. In the event there is a material discrepancy (10%) between the unaudited and audited Financial Statement for the period ended December 31, 1997 and June 30, 1998, the number of shares to be received by the OmniComm Shareholders shall be adjusted proportionately downward.

     4.7 Absence of Changes. Since June 30, 1998 (date of latest balance sheet): (a) OmniComm has not entered into any transaction; (b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets or liabilities of OmniComm; and, and (c) to the best knowledge of OmniComm, there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets or business of the Company.

     4.8 Material Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate) except as set forth on Exhibit 4.8, attached hereto.

     4.9 Compliance with Other Instruments, None Burdensome, etc. OmniComm is not in violation of any term of its Articles of Incorporation or By-Laws, or, in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to OmniComm. The execution, delivery and performance of and compliance with this Agreement has not resulted and will not result in any violation of, or conflict with, or constitute a default under, OmniComm= Articles or By-laws or any of its agreements or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of OmniComm; and there is no such violation or default which materially and adversely affects the business of the Company or any of its properties or assets.

     4.10 Litigation, etc. There are no actions, suits, proceedings or an investigation by any agency of any state, the federal government, or individual or entity, nor, to the best of OmniComm= knowledge, is there any reasonable basis therefor or threat thereof.

     4.11 Employees. OmniComm and its wholly owned subsidiary, OmniCommerce, have 7 employees.

     4.12 Certain Transactions. Except as set forth on Exhibit 4.12, attached hereto, OmniComm is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or, to the best of the Company's knowledge, shareholders, or any members of their immediate families, are indebted to OmniComm. The Company is not guarantor or indemnitor of any indebtedness of any other person, firm or corporation.
                                     6
     4.13 Material Contracts and Obligations.  Attached hereto as Exhibit
4.13 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which OmniComm is a party or by which it is bound. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection OmniComm and their counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     4.14 Governmental Consent, etc. No consent, approval or authorization of (or designation, declaration of filing with) any governmental authority on the part of OmniComm is required in connection with the valid execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate of Merger and Exchange in the office of the Secretary of State of the State of Florida and Delaware (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the exchange and merger offer under applicable state corporation or securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     4.15 Brokers or Finders; Other Offers. OmniComm has not incurred, and will not incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     4.16 Tax Matters. The Seller, except for its 1997 Federal Tax return which is on extension: (i) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes); (ii) has timely paid all taxes owed by for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings); and (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, and, to the best of OmniComm's knowledge, there are no material unresolved questions or claims concerning the OmniComm's tax liability. OmniComm's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to OmniComm, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

     4.17 Minute Books. The minute book of OmniComm provided to Coral contains a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.




                                     7
     4.18 Disclosure. This Agreement with the Exhibits hereto, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

SECTION 5
Representations and Warranties of Coral Shareholders

     5.1  Involvement in Certain Legal Proceedings. The
Coral Shareholders individually have not been the subject of any order, judgment, decree, or investigation, not subsequently reversed, suspended or vacated, of any court or agency, federal or state, permanently or temporarily enjoining the individual from, or otherwise limiting, the individual from engaging in any type of business practice or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws. Further, the Coral Shareholders individually have not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities laws, and the judgement in such civil action or finding by the Commission has not been subsequently reversed suspended or vacated.

     5.2 Security Ownership. The Coral Shareholders individually and as a group beneficially own either directly or indirectly the number of shares set forth in the Buyers Form 10-K filed September 29, 1997 for the period ending June 30, 1997.


SECTION 6
Representations and Warranties of OmniComm Shareholders

     6.1 Involvement in Certain Legal Proceedings. The
OmniComm Shareholders individually have not been the subject of any order, judgment, decree, or investigation, not subsequently reversed, suspended or vacated, of any court or agency, federal or state, permanently or temporarily enjoining the individual from, or otherwise limiting, the individual from engaging in any type of business practice or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws. Further, the OmniComm Shareholders individually have not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities laws, and the judgement in such civil action or finding by the Commission has not been subsequently reversed suspended or vacated.

     6.2 Capital Stock. The capital stock beneficially owned by the OmniComm Shareholders is free of any liens or encumbrances of any kind.






                                     8
Section 7
Coral's Conditions to Closing

     Coral's obligation to issue the common shares at the Closing Date is, at the option of Coral, subject to the fulfillment as of the Closing Date of the following conditions:

     7.1 Representations. The representations in Section 4 and Section 6 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     7.2 Certificate of Amendment and Merger. The Certificate of Amendment and Merger shall have been filed with the Secretary of State for Florida and Delaware.

     7.3 Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to Coral.

     7.4 Suitability Questionnaire. The OmniComm Shareholders will have executed and delivered to Coral a Suitability Questionnaire, acceptable to counsel for Coral.

     7.5 Items to be Delivered at Closing. At Closing, Seller shall have tendered for delivery to Buyer the following:

          7.5.1 Delivery of Shares for Cancellation: Stock certificates representing all of the issued and outstanding securities of Seller duly endorsed in blank or accompanied by duly exercised stock powers, which shall be subsequently cancelled.

          7.5.2 Officers and Directors Certificate: A certificate representing that the representations and warranties in Section 4 are true and correct on the date of Closing.

          7.5.3 OmniComm Shareholders Certificate: A certificate representing that the representations and warranties in Section 6 are true and correct on the date of Closing.

          7.5.4 Good Standing Certificate. A certificate of the Florida Secretary of State, dated within ten (10) days of the closing, showing that Seller is in good standing.

          7.5.5 Opinion of Counsel. The Buyer shall have received from Seller's counsel, an opinion dated the Closing Date, in form and substance satisfactory to the Seller and its counsel, to the effect that:

               (a) OmniComm is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and OmniComm has the requisite corporate power and authority to conduct its business.


                                     9
               (b) OmniComm is not presently required to be qualified to do business as a foreign corporation in any state or jurisdiction of the United States.

               OmniComm has the requisite corporate
power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by OmniComm, duly executed and delivered by an authorized officer of OmniComm and constitutes a legal, valid and binding obligation of OmniComm.

               (d)  The capitalization of OmniComm is as follows:

                    (i) Capital Stock. 10,000,000 shares of common stock and 2,000,000 shares of preferred stock, of which 2,941,200 common shares and no preferred shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                    (ii) There are no preemptive rights or, to the best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Company's securities except as set forth on Exhibit 4.4.

               (e) The certificates representing shares of common stock are in due and proper form and have been duly and validly executed by the officers of OmniComm named thereon.

     7.6   Commission Approval.    Notwithstanding the foregoing, the
transactions contemplated herein are subject to the conditions of Rule 419 of the Securities Act of 1933 and approval by the Securities and Exchange Commission of a post-effective amendment to the registration statement.

Section 8
OmniComm's Conditions to Closing

     OmniComm's obligation to close on the Closing Date is subject to the fulfillment following conditions:

     8.1 Representations. The representations made in Section 3 and Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     8.2 Certificate of Amendment and Merger. The Certificate of Amendment and Merger shall have been filed with the Secretary of State of Florida and Delaware.

     8.3 Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to OmniComm.

     8.4 Items to be Delivered at Closing. At Closing, Buyer shall have tendered for delivery to Seller the following:


                                    10
          8.4.1 Delivery of Shares: Stock certificates representing 940,000 common shares of Coral which shall be not less than 70% of the issued and outstanding common shares of Coral. Each certificate shall have affixed a restrictive legend stating as follows:

  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          8.4.2 Officers and Directors Certificate: A certificate representing that the representations and warranties in Section 3 are true and correct on the date of Closing.

          8.4.3 Coral Shareholders Certificate: A certificate representing that the representations and warranties in Section 5 are true and correct on the date of Closing.

          8.4.4 Lock-Up Agreement. The Lock-Up Agreement attached hereto as
Exhibit 8.4.4 shall be executed and delivered to the Seller prior to or at the Closing.

          8.4.5 Corporate Authorization: Resolution(s) adopted by the Board of Coral and/or approved by the shareholders of Coral authorizing or approving the following:

               (a) Change of name of the Buyer to OmniComm Systems, Inc.

               (b) Appointing the following individuals as the sole directors of the Buyer: Randall Smith, Lawton Jackson, and Peter Knezevich.

               (c) The resignation of Arthur Seidenfeld and Anne Seidenfeld as directors and officers of Coral.

               (d) The issuance of 940,000 shares of common stock of the Buyer to be issued as set forth on Exhibit 8.4.5 (f).

          8.4.6 Good Standing Certificate. A certificate of the Delaware Secretary of State, dated within ten (10) days of the closing, showing that Buyer is in good standing.

          8.4.7 Opinion of Counsel. The Seller shall have received from Buyer=s counsel, an opinion dated the Closing Date, in form and substance satisfactory to the Seller and its counsel, to the effect that:

               (a) Coral is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Coral has the requisite corporate power and authority to conduct its business.

               (b) Coral is not presently required to be qualified to do business as a foreign corporation in any state or jurisdiction of the United States.
                                    11
               Coral has the requisite corporate
power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by Coral, duly executed and delivered by an authorized officer of Coral and constitutes a legal, valid and binding obligation of Coral.

               (d)  The capitalization of Coral is as follows:

                    (i) Capital Stock. 20,000,000 shares of common stock of which 403,000 common shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                    (ii) There are no preemptive rights or, to the best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Company's securities.

               (e) The certificates representing shares of Common Stock are in due and proper form and have been duly and validly executed by the officers of Coral named thereon.

               (f) Based in part upon the representation of the OmniComm Shareholders in the suitability questionnaires, the offer and sale of the Common Stock pursuant to the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 4 (2) thereof.

     8.5  Commission Approval.     Notwithstanding the foregoing, the
transactions contemplated herein are subject to the conditions of Rule 419 of the Securities Act of 1933 and approval by the Securities and Exchange Commission of a post-effective amendment to the registration statement.

Section 9
Regulatory Approval

     9.1 Securities Exchange Commission Approval. The transactions contemplated herein are subject to the conditions of Rule 419 of the Securities Act of 1933 and approval by the Securities and Exchange Commission of a post-effective amendment to the registration statement. Rule 419(e)(2)(iv) provides for the return of escrowed funds in the event a consummated acquisition meeting the requirements of Rule 419 does not occur within 18 months of filing the registration statement or December __, 1998. In the event the foregoing does not occur, the parties to this transaction agree to use their best efforts of take the necessary action to finalize the transaction pursuant to Rule 419.








                                    12
Section 10
Issuance of Additional Shares


     10.1 Issuance of Additional Shares. The parties acknowledge and agree that in the event the surviving corporation generates cumulatively within 2 years $4,000,000 in gross revenues, the options representing an additional 2,687,000 shares of common stock of the Surviving Corporation shall vest in proportion to the then existing shareholdings of the OmniComm Shareholders.

Section 11
Miscellaneous

     11.1 Governing Law. This Agreement shall be governed, construed, and enforced in all respects by the internal laws of the State of Delaware.

     11.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

     11.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     11.4 Entire Agreement: Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.


     11.5 Notices, etc.

OmniComm Systems, Inc. and OmniComm Shareholders

3250 Mary Street, Suite 307
Coconut Grove, FL 33133
Attn: Peter S. Knezevich
Coral Development Corp and Coral Shareholders

33 Walt Whitman Road
Huntington Station, NY 11746
Attn: Gerald A. Kaufman




                                    13
     11.6 Delays or Omissions. Except as expressly provided herein, delay or omission to exercise any right, power or remedy accruing to a party, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative. 11.7 Expenses. All parties shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

     11.8 Counterparts. This Agreement may be executed in
any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall
constitute one instrument.    11.9 Severability. In the event that any
provision of
this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full
force and effect without said provision.     11.10 Titles and Subtitles. The
titles and
subtitles used in this Agreement are used for convenience only and are not considered in constructing or interpreting this Agreement.
     11.11 Litigation.   In the event of a dispute or disagreement arising
out of or under the terms and conditions of the Agreement including the terms and conditions herein, the prevailing party shall be entitled to an award of attorney's fees and costs, including all appellate proceedings. The parties agree to submit to the jurisdiction and venue of the Courts in Dade County, Florida and waive any and all jurisdictional defenses.






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                                   14
     The foregoing Agreement is hereby executed as of the date first above written.
OmniComm Systems, Inc.

By: /s/ Peter S. Knezevich

Name: Peter S. Knezevich

Capacity: Chief Financial Officer

Coral Development Corp.

By: /s/ Arthur Seidenfeld

Name: Arthur Seidenfeld

Capacity:President and Director

Coral Shareholders

/s/ Arthur Seidenfeld
Arthur Seidenfeld

/s/ Anne Seidenfeld
Anne Seidenfeld

OmniComm Shareholders

/s/ Randall G. Smith
Randall G. Smith

/s/ Lawton R. Jackson
Lawton R. Jackson

/s/Peter S. Knezevich
Peter S. Knezevich

/s/Clifton Middleton
Clifton Middleton

/s/ Hugh McCallum
Hugh McCallum












                                    15
Exhibit 1.1

                  AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger ("Plan" or "Plan of Merger") dated July ___ , 1998 (the "Closing Date") by and among OmniComm Systems, Inc., a Florida corporation, OmniCommerce Systems, Inc., a Florida corporation and subsidiary of OmniComm Systems, Inc. (the "Subsidiary Corp.") and (collectively the "Target Corp."), and Coral Development, Inc., a Delaware corporation (the "Surviving Corp."). (All of the foregoing entities shall be referred to collectively as the "Constituent Corporations"). This Plan of Merger is being effected pursuant and in accordance with s. 607.1101 et seq. of the Florida Business Corporation Act (the "Act").

1. Articles of Incorporation. The Articles of Incorporation of
Surviving Corp., as in effect immediately before the Effective
Date, shall be the Articles of Incorporation of the Surviving
Corp. until further amended as provided by law.

2. Distribution and Payment to Shareholders of Target Corporation. Upon the Effective Date, each 3.129 shares of Target Corp. voting common stock as enumerated in Exhibit 1.1 that shall be issued and outstanding at that time shall, without more, be converted into and exchanged for 1 share of voting common stock of the Parent Corp. Each share of Subsidiary stock that is issued and outstanding on the Effective Date shall continue as outstanding shares of Subsidiary's stock.

3. Effect of Merger. On the Effective Date, the separate existence of Target Corp. shall cease, and Surviving Corp.'s rights, privileges, immunities, powers, and franchises, subject to its restrictions, liabilities, disabilities, and duties, all as more particularly set forth in s. 607.1106 of the Florida Business Corporation Act (the "Act").

4. Filing with the Florida Secretary of State and Effective Date. Upon the Closing, as provided herein, Surviving Corp. shall immediately cause their respective President (or Vice President) to execute Articles of Merger in the form attached to this Agreement as Exhibit 4, and upon such execution, the Plan of Merger shall be deemed incorporated by reference into the Articles of Merger as if fully set forth in such Articles and shall become an exhibit to such Articles of Merger. Thereafter, such Articles of Merger shall be delivered for filing by Subsidiary to the Florida Secretary of State. In accordance with s. 607.1105 of the Act, the Articles of Merger shall specify the "Effective Date," which shall be the date of filing with the Florida Secretary of State.


                             16
5. Assignment. If at any time Parent Corp. shall consider or be advised that any further assignment or assurances in law are necessary or desirable to vest, perfect, or confirm or record in Subsidiary the title to any property or rights of Target, or to otherwise carry out the provisions of this Agreement, the proper officers and directors of Target as of the Effective Date shall execute and deliver any and all proper deeds, assignments, and assurances in law, and do all things necessary or proper to vest, perfect, or confirm title to such property or rights in Subsidiary.

6. Satisfaction of Rights of Target Corp. Shareholders. All shares of Parent Corp.'s stock into which shares of Target
Corp.'s stock shall have been converted and become exchangeable for under this Plan shall be deemed to have been paid in full satisfaction of such converted shares.

7. Fractional Shares. Fractional shares of Parent Corp.'s stock will not be issued.

8. Effect of Merger. On the Effective Date, the separate existence of Target Corp. shall cease, and Subsidiary Corp.
shall be fully vested in Target Corp.'s rights, privileges, immunities, powers, and franchises, subject to its restrictions, liabilities, disabilities, and duties, all as more particularly set forth in s. 607.1106 of the Act.

9. Supplemental Action. If at any time after the Effective Date Surviving Corp. shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Plan, the appropriate officers of Surviving Corp. or Target Corp., as the case may be, whether past or remaining in office, shall execute and deliver, on the request of Surviving Corp., any and all proper conveyances, agreements, documents, instruments, and assur-ances and perform all necessary or proper acts, to vest, perfect, confirm, or record such title thereto in Surviving Corp., or to otherwise carry out the provisions of this Plan.

10. Filing with the Florida Secretary of State and Effective Date. Upon the Closing, as provided in the Agreement of Merger of which this Plan is a part, Target Corp. and Surviving Corp. shall cause their respective President, Vice President, or other duly authorized officer to execute Articles of Merger in the form attached to this Plan and upon such execution this Plan shall be deemed incorporated by reference into the Articles of Merger as if fully set forth in such Articles and shall become an exhibit to such Articles of Merger. Thereafter, Surviving Corp. shall deliver such Articles of Merger for filing to the Florida Secretary of State. In accordance with s. 607.1105 of the Act, the Articles of Merger shall specify the "Effective Date," which shall be the filing date of the Articles of Merger.
                             17
11. Amendment and Waiver. Any of the terms or conditions of this Plan may be waived at any time by any one of the Constituent Corporations which is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such party, or may be amended or modified in whole or in part at any time before the vote of the shareholders of the constituent corporations by an agreement in writing executed in the same manner (but not necessarily by the same persons), or at any time thereafter as long as such change is in accordance with s. 607.1103 of the Act.

12. Termination. At any time before the Effective Date (whether before or after filing of Articles of Merger), this Plan may be terminated and the Merger abandoned by mutual consent of the Boards of Directors of the Constituent Corporations, notwithstanding favorable action by the shareholders of the respective Constituent Corporations.




































                             18